                                                                     EXHIBIT 2.1

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

                                  by and among

                               PTEK HOLDINGS, INC.

                          PREMIERE COMMUNICATIONS, INC.

                           VOICE-TEL ENTERPRISES, LLC

                            VOICE-TEL OF CANADA LTD.

                        INTELLIVOICE COMMUNICATIONS, LLC

                                       and

                        VOICECOM TELECOMMUNICATIONS, LLC

                                       and

                        VOICECOM TELECOMMUNICATIONS, INC.

                                      dated

                                 March 25, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Other Defined Terms............................................................................11

ARTICLE II CONTRIBUTION OF THE BUSINESS TO THE COMPANY; SALE
    AND PURCHASE OF MEMBERSHIP INTERESTS AND PCI REGULATED
    ASSETS.......................................................................................................12
         2.1      Formation of the Company; Conversion of Certain Sellers........................................12
         2.2      Contribution of Certain Assets to the Company..................................................13
         2.3      Purchase of Membership Interests...............................................................14
         2.4      Purchase of PCI Regulated Assets and Assumption of PCI Liabilities.............................14
         2.5      Consideration for Purchase of Membership Interests and PCI Regulated Assets....................14
         2.6      Net Asset and Capital Lease Obligations Adjustment.............................................14

ARTICLE III CLOSINGS.............................................................................................17
         3.1      The Closings...................................................................................17
         3.2      Deliveries by Sellers..........................................................................17
         3.3      Deliveries by Buyer............................................................................18
         3.4      Allocation of Purchase Price...................................................................18
         3.5      Purchase of PCI Regulated Assets...............................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................19
         4.1      Organization and Related Matters...............................................................19
         4.2      Intentionally Omitted..........................................................................20
         4.3      Authorization..................................................................................20
         4.4      No Conflicts...................................................................................20
         4.5      Liabilities....................................................................................20
         4.6      No Other Agreements to Sell Assets or Business.................................................21
         4.7      Legal Proceedings..............................................................................21
         4.8      Approvals and Third Party Consents.............................................................21
         4.9      Financial Information..........................................................................21
         4.10     Properties; Title..............................................................................22
         4.11     Taxes..........................................................................................22
         4.12     Permits........................................................................................23
         4.13     Intercompany Transactions......................................................................23
         4.14     Compliance with Law............................................................................23
         4.15     No Brokers or Finders..........................................................................23
         4.16     Certain Rights.................................................................................24
         4.17     Patents, Trademarks and Proprietary Information................................................24
         4.18     Material Contracts.............................................................................25

         4.19     Absence of Certain Changes or Events...........................................................26
         4.20     Accounts Receivable............................................................................27
         4.21     Real Property..................................................................................27
         4.22     Customers, Resellers and Suppliers.............................................................27
         4.23     Employment Matters.............................................................................28
         4.24     Employee Benefit Plans.........................................................................28
         4.25     Environmental Matters..........................................................................29
         4.26     Insurance......................................................................................30
         4.27     Disclaimer of Other Representations and Warranties.............................................30

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................30
         5.1      Organization and Related Matters...............................................................30
         5.2      Authorization; No Conflicts....................................................................30
         5.3      Legal Proceedings..............................................................................31
         5.4      Approvals and Third Party Consents.............................................................31
         5.5      No Brokers or Finders..........................................................................31
         5.6      Purchase of the Membership Interests; Investment Experience; Restricted Securities.............31
         5.7      Tax Liability..................................................................................32
         5.8      Investigation; No Additional Representations and Warranties....................................32

ARTICLE VI COVENANTS AND AGREEMENTS..............................................................................32
         6.1      Maintenance of Insurance.......................................................................32
         6.2      Intentionally omitted..........................................................................32
         6.3      Access to Information; Notification of Certain Matters.........................................32
         6.4      Approvals and Permits..........................................................................33
         6.5      Government Approvals and Filings...............................................................33
         6.6      Post-Closing Covenants Regarding Employees.....................................................33
         6.7      Intentionally Omitted..........................................................................35
         ---      ---------------------
         6.8      Covenants Not to Compete and Not to Solicit....................................................35
         6.9      Actions to Effect Transaction and Obtain Consents..............................................36
         6.10     Litigation Support.............................................................................37
         6.11     Capital Leases and Included Real Property Leases...............................................38
         6.12     PCI Post-Closing Operations....................................................................38
         6.13     Centigram Licensed Premises....................................................................39

ARTICLE VII TAX MATTERS..........................................................................................42
         7.1      Tax Indemnification; Tax Returns...............................................................42
         7.2      Tax Cooperation................................................................................43
         7.3      Maintain Records...............................................................................43
         7.4      Transfer Taxes.................................................................................44
         7.5      Tax Sharing Agreements.........................................................................44
         7.6      Survival of Obligations........................................................................44

ARTICLE VIII CONDITIONS OF PURCHASE..............................................................................44
         8.1      General Conditions.............................................................................44
         8.2      Conditions to Obligations of Buyer.............................................................45

         8.3      Conditions to Obligations of PTEK and each Seller..............................................46

ARTICLE IX TERMINATION OF OBLIGATIONS; NONSURVIVAL OF R
     EPRESENTATIONS AND WARRANTIES...............................................................................46
         9.1      Termination of Agreement.......................................................................46
         9.2      Effect of Termination..........................................................................47
         9.3      Non-Survival of Representations and Warranties.................................................47

ARTICLE X INDEMNIFICATION........................................................................................47
         10.1     Obligations of Sellers and PTEK................................................................47
         10.2     Obligations of Buyer and the Company...........................................................47
         10.3     Procedure......................................................................................48
         10.4     Exclusive Remedy...............................................................................49
         10.5     Limitation on Indemnification..................................................................49

ARTICLE XI GENERAL...............................................................................................49
         11.1     Amendments; Waivers............................................................................49
         11.2     Schedules; Exhibits; Integration...............................................................49
         11.3     Further Assurances.............................................................................49
         11.4     Governing Law..................................................................................50
         11.5     No Assignment..................................................................................50
         11.6     Headings.......................................................................................50
         11.7     Counterparts...................................................................................50
         11.8     Publicity and Reports..........................................................................50
         11.9     Confidentiality................................................................................50
         11.10    Parties in Interest............................................................................51
         11.11    Notices........................................................................................51
         11.12    Expenses.......................................................................................52
         11.13    Waiver.........................................................................................52
         11.14    Attorney Fees..................................................................................52
         11.15    Representation By Counsel; Interpretation......................................................52
         11.16    Severability...................................................................................53
         11.17    Specific Performance...........................................................................53

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

     This MEMBERSHIP INTERESTS PURCHASE AGREEMENT (the "Agreement") is entered into as of March 25, 2002 by and among Voicecom Telecommunications, LLC, a Delaware limited liability company (the "Company"), PTEK Holdings, Inc., a Georgia corporation ("PTEK"), Premiere Communications, Inc, a Florida corporation and a wholly owned subsidiary of PTEK ("PCI"), Voice-Tel of Canada Ltd., a Canadian corporation and a wholly-owned subsidiary of PTEK ("VCL"), Intellivoice Communications, LLC, a Delaware limited liability company and a wholly-owned subsidiary of PCI ("ICI"), Voice-Tel Enterprises, LLC, a Delaware limited liability company and a wholly-owned subsidiary of PCI ("VEI", and with PTEK, PCI, VCL and ICI, each a "Seller" and collectively, the "Sellers"), and Voicecom Telecommunications, Inc., a Delaware corporation("Buyer").

                                    RECITALS

     WHEREAS, pursuant to that certain Contribution Agreement, dated as of the date hereof, by and among each of PTEK, PCI, ICI, VEI and the Company (the "Contribution Agreement"), PTEK, PCI, ICI and VEI transferred to the Company, immediately prior to the execution and delivery of this Agreement, certain assets (the "Contribution Agreement Assets") and related scheduled liabilities (the "Contribution Agreement Liabilities") necessary to own and operate PTEK's Voicecom business, which is engaged in the development, marketing, distribution, sale and support of hosted voice mail, broadcast/network voice messaging, long-distance calling card, unified communications and inbound interactive voice response customer management services principally in the United States and Canada, as provided through the products and services listed on Schedule 1.1(a)
                                                                ---------------
(the "Business");

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and among VCL and the Company (the "VCL Agreement"), VCL sold to the Company, immediately prior to the execution and delivery of this Agreement, certain assets (the "VCL Assets"), and the Company assumed certain scheduled liabilities (the "VCL Liabilities"), held by VCL and material to the operation of the Business, in exchange for a promissory note issued by the Company to VCL in the principal amount of $50,000 ("the VCL Note");

     WHEREAS, PCI operates as a regulated carrier of telecommunications services and is a party to certain contracts that require the provider to be licensed with federal and various state governmental authorities, and owns or holds certain other assets used in providing such services, all of which assets constitute part of the Business (the "PCI Regulated Assets," and together with the Contribution Agreement Assets and the VCL Assets, the "Contributed Assets"), and the transfer of those assets and assumption of certain scheduled liabilities (the "PCI Liabilities," and together with the Contribution Agreement Liabilities and the VCL Liabilities, the "Assumed Liabilities") that are subject to regulation will not be effective until applicable regulatory approvals have been received as provided herein or as otherwise agreed by the parties;

     WHEREAS, as a result of the transactions contemplated by this Agreement, the Company will hold or have a right to use all of those assets necessary to own and operate the Business as it is being conducted on the date hereof;

     WHEREAS, PCI, ICI and VEI are the record and beneficial owners of all of the issued and outstanding membership interests of the Company (the "Membership Interests") and desire to sell the Membership Interests to Buyer; and

     WHEREAS, in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, Buyer desires to purchase the Membership Interests from PCI, ICI and VEI;

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Buyer, PTEK, Sellers and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1  Definitions.

     As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions will apply:

          "Accounts Payable" shall mean payables from operations incurred in the ordinary course of business and other current accruals, determined in accordance with GAAP, consistently applied.

          "Accounts Receivable" shall mean all accounts receivable from the sale of products and services of the Business in favor of Sellers or the Company, determined in accordance with GAAP, consistently applied, but excluding any long-term Receivables.

          "Action" means any action, claim, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in law or in equity, or threatened or before any arbitrator or Governmental Entity.

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of the power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

          "Agreement" means this Purchase Agreement by and among Sellers and Buyer as amended or supplemented from time to time, together with all Exhibits and Schedules delivered pursuant to this Agreement.

          "Ancillary Agreements" means the Transition Services Agreement between PTEK and Company, the Management Services Agreement between Company and PCI, the Wholesale Services Agreement between American Teleconferencing Services, Ltd., d/b/a Premiere Conferencing and Buyer, the Telecommunications Services Agreement between the Company and PCI, the Bill of Sale with respect to the PCI Regulated Assets, the Sublease with respect to the Lenox Building, the Assignment and Assumption Agreement with respect to the

PCI Liabilities, the Contribution Agreements between PTEK, PCI, ICI, VEI and the Company, the VCL Agreement and the VCL Note, the Patent License Agreement between the Company and PTEK, the Trademark and Technology License Agreement between the Company and PTEK, and Right to Use agreements with respect to certain equipment.

          "Approval" means any approval, authorization, consent, qualification, registration, Permit, declaration, filing, application, transfer or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity.

          "Assumed Liabilities" are defined in the Contribution Agreement.

          "Audited Financial Statements" means the audited balance sheet of PTEK at December 31, 2000 and the audited statements of income and retained earnings and cash flows of PTEK for the twelve-month period ended December 31, 2000, together with notes thereto, all accompanied by the report of Arthur Andersen LLP thereon.

          "Books and Records" means Sellers' books, ledgers, files, records, manuals, and other materials (in any form or medium, including electronic and computer files) related to the Business, including, but not limited to, all correspondence, personnel records, payroll records, purchasing materials and records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer files, customer lists, distribution lists, sales and promotional materials, and all other records of Sellers utilized in connection with the Business (or, in the case of PTEK, primarily utilized in the Business) and all computer software and data files necessary to access or review or continue to compile or utilize any of the foregoing (to the extent permitted under applicable software license agreements with respect to software that is an Excluded Asset as described on Schedule
                                                                   --------
1.1(aa)); provided that Seller may retain such original books and records and
--------
provide, as promptly as practicable after Closing (during which time Company shall have full access to such records), true and correct copies of such books and records in cases where the original books and records are primarily used in operations of PTEK other than the Business, or constitute the Excluded Liabilities or the Excluded Assets or are necessary for the preparation and/or defense of matters pertaining to Sellers' liability for Taxes or are required to be retained by Sellers by Law; provided, however, that with respect to books and records that (i) are contained in storage or archives or (ii) are too voluminous to copy expeditiously, Sellers may fulfill their obligations with respect thereto by providing the Company with copies of such Books and Records at Seller's expense upon the Company's reasonable request.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Atlanta, Georgia are authorized or obligated by Law or executive order to close.

          "Buyer Material Adverse Effect" means any change, effect or circumstance that would materially impair the validity or enforceability of this Agreement or materially adversely affect or delay Buyer's ability to consummate the Closing or perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

          "Capital Lease Obligations" means the total amount payable under Capital Leases included in the Assumed Liabilities, determined in accordance with GAAP.

          "Capital Leases" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Closing" means the consummation of the purchase and sale of the Membership Interests under this Agreement.

          "Closing Date" means the date of the Closing.

          "Closing Date Net Assets" means Current Assets minus Total Liabilities, determined as of the Closing Date.

          "Confidential Information" means all information respecting the Business and activities of Sellers and/or any Affiliate, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of Sellers and/or any Affiliate. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of breach by any Seller of any portion of this Agreement, the Ancillary Agreements or any other obligation each Seller owes to Buyer and/or any Affiliate).

          "Contracts" mean any contract, binding arrangement, license or other agreement, written or oral, to which any Seller or any Seller's subsidiaries are subject or a party to and which are related to the Business, including without limitation, any sales agreement, customer contract, sponsorship agreement, Capital Lease, vendor or customer supply agreement, service agreement, maintenance agreement, manufacturing agreement, support agreement, sales agency agreement, distributorship agreement, marketing agreement, purchase commitment with suppliers, and any agreement or binding arrangement relating to Intellectual Property.

          "Current Assets" means the current assets of the Business as of the Closing Date reflected on the Final Closing Statement, determined in accordance with GAAP consistent with each Seller's past practice (but to the extent such past practice is not consistent with GAAP, GAAP shall apply), in each case if included in the Contributed Assets, consisting of (i) Accounts Receivable, net of a reserve for doubtful accounts, and (ii) all Seller Advance Payments. Current Assets shall not include cash and cash equivalents, any other Excluded Asset or assets that are not transferred to the Company.

          "Deferred Revenue" means revenue amounts billed or collected but not yet fully earned and therefore deferred in accordance with GAAP.

          "Disclosure Schedule" means Sellers' Disclosure Schedule and Buyer's Disclosure Schedule attached to this Agreement. The sections of each Disclosure Schedule are numbered to correspond to the applicable sections of this Agreement.

          "Employee Benefit Plan(s)" is defined as (i) any "employee welfare benefit plan," as defined in Section 3(1) of ERISA or any "employee pension benefit plan," as defined in Section 3(2) of ERISA, which any Seller sponsors or to which any Seller contributes or is required to contribute, or under which any Seller may incur any liability (whether governed by U.S. Law or the Law of any foreign country in which any Seller has any employees), and which applies to or in respect of an employee or former employee employed by any Seller in connection with the Business, including each such multiemployer welfare benefit plan; (ii) any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, to which any Seller has contributed or been obligated to contribute at any time within the six years prior to the date hereof, or under which any Seller may incur any liability, and which applies to or in respect of an employee or former employee employed by any Seller in connection with the Business, and (iii) any incentive compensation, commission, vacation pay, holiday pay, sabbatical leave, scholarship or tuition reimbursement, dependent care assistance, immigration assistance, salary continuation, employee loan or loan guarantee, split dollar arrangement, deferred compensation plan, severance pay, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan, restricted stock, stock appreciation right, phantom stock, and any other employee benefit plan, agreement, arrangement or commitment which any Seller sponsors or to which any Seller contributes or is required to contribute and which applies to or in respect of any employee or former employee employed by any Seller within or outside the United States in connection with the Business (whether governed by U.S. Law or the Law of any foreign country in which any Seller has any employees) and any such plan which applies to or in respect of any consultant or former consultant to any Seller in connection with the Business.

          "Encumbrance" means, with respect to any Person, any mortgage, lien (whether or not created voluntarily by such Person), pledge, easement, encumbrance, restrictive covenant, charge, or security interest, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital lease, upon or with respect to any property or asset of such Person.

          "Environmental Conditions" mean the Release or presence of any Hazardous Substance (whether or not such Release or presence constituted at the time thereof a violation of any Environmental Law) as a result of which any Seller has or may become liable to any Person or by reason of which the Business or any of the Contributed Assets may suffer or be subjected to any Encumbrance or liability.

          "Environmental Laws" mean all Laws which regulate or relate to (i) the protection or clean-up of the environment, (ii) the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling, or Release of Hazardous Substances, (iii) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or (iv) the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws include, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal, state or local law.

          "Excluded Contracts" shall mean all Contracts of any Seller set forth on Schedule 1.1(b), and, unless Buyer otherwise agrees, any Material Contract of
   --------------
any Seller that should have been disclosed on Schedule 4.18, but was not.
                                              -------------

          "FF&E" means Sellers' machinery, equipment, computers, peripherals, software booked as FF&E, office equipment, furniture, leasehold improvements, vehicles, tools and other similar property used in connection with the Business (or, in the case of PTEK, used primarily in the Business).

          "Financial Statements" means the Audited Financial Statements and Unaudited Financial Statements.

          "Final Closing" means the consummation of the purchase and sale of the PCI Regulated Assets and the assumption of the PCI Liabilities under this Agreement.

          "Final Closing Date" means the date of the Final Closing.

          "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

          "Governmental Entity" means any government or any agency, regulatory authority, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

          "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.

          "Included Owned Real Property" means the properties listed on Schedule 4.21.

          "Included Real Property Leases" means those real property leases set forth on Schedule 4.21.
         -------------

          "Indebtedness" means indebtedness for borrowed money or for the deferred purchase price of property or services, including without limitation indebtedness evidenced by a note, bond, debenture or similar instrument.

          "Intellectual Property" means all of the intellectual property rights owned or licensed to any Seller or in which any Seller has any right or interest, and, in either case, used in connection with the Business (or, in the case of PTEK, used primarily in the Business), including, without limitation, each Seller's (i) common law, state, provincial, federal, international and statutory rights in any trademarks, trademark registrations and applications, service marks, trade names, corporate names and fictitious names, copyrights, copyright registrations, patents, patent applications, industrial design registrations and applications, integrated circuit topography applications and registrations, design rights, inventions, trade secrets, technical and confidential information (including, without limitation, designs, plans, specifications, formulas, processes, methods, shop rights, know-how, show-how, and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable, or registerable) related to the Business; (ii) computer software and hardware programs and systems, source code, object code, know-how, show-how, processes, formula, specifications and designs, data bases, and documentation relating to the foregoing or used in the Business (or, in the case of PTEK, used primarily in the Business); and (iii) other Proprietary Information owned, controlled, created, under development or used by or on behalf of any Seller in whole or in part in connection with the conduct of the Business in which any Seller has any interest whatsoever (or, in the case of PTEK, used primarily in the Business), whether or not registered, including rights or obligations under any license agreement or other agreement with any other person.

          "Knowledge" means the knowledge of the individuals listed on Schedule
                                                                       ---------
1.1(c), with respect to Sellers, the individuals listed on Schedule 1.1(d), with
-----                                                      ---------------
respect to Buyer, as the case may be, in each case after reasonable inquiry into the matter.

          "Law" means all laws of any nation or political subdivision thereof, including, without limitation, all federal, state, provincial, local, or foreign statutes, regulations, ordinances, orders, decrees, or any other laws, common law theories, or reported decisions of any state, provincial, federal or other court or tribunal.

          "Leases" means all leases, subleases, or other occupancy agreements, licenses, and lease agreements for equipment, machinery, furnishings, vehicles or tools related primarily to the Business or required for the continued operation of the Business in substantially the same manner as the Business is conducted as of the date of this Agreement, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which any Seller subleases, licenses, occupies or uses any real or personal property.

          "Loss" means, with respect to any Person, any cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement, including interest or other carrying costs, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the referenced Person; provided, however, that "Loss" shall not include any of the foregoing with respect to any indirect, special, incidental or consequential damages of any Person.

          "Material Adverse Effect" means any item, change, effect or circumstance that could reasonably be expected to be materially adverse to the Contributed Assets, the Assumed Liabilities, or the condition (financial or otherwise) or results of operations of the Business, taken as a whole.

          "Net Assets" means Current Assets minus Total Liabilities.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ naming PTEK or any Seller or the Company as a party.

          "Permit" means any license, permit, franchise, certificate of authority, Order or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Permitted Encumbrances" means: (i) Encumbrances reflected in Schedule
                                                                        --------
1.1(e); (ii) Encumbrances for Taxes not yet due and payable, or that are being
------
contested in good faith by appropriate proceedings and which if related to Business Taxes are described in the Schedules; (iii) carriers, warehousemen's, mechanic's, materialmen's, repairmen's, landlord's and other similar Encumbrances that are imposed by Law and incurred in the ordinary course of business for obligations not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings; (iv) Encumbrances incurred by statute connection with workmen's compensation, unemployment insurance and other social security legislation and as to which payments due are not delinquent; (v) Encumbrances incurred by statute in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (vi) any interest or title of a vendor or lessor in property subject to the Capital Lease Obligations included in the Assumed Liabilities provided, all material Encumbrances are disclosed on
Schedule 1.1(e); (vii) other Encumbrances incidental to the conduct of business
---------------
or the ownership or lease of real property, including easements, rights of way, zoning and similar restrictions, and sub-leases granted to others (and included in the Contracts), which do not in the aggregate materially detract from the value or use of any of Seller's and Company's real property; and (ix) Encumbrances that are not individually or in the aggregate Material.

          "Person" means an association, corporation, individual, partnership, limited liability company, trust or any other entity or organization, including a Governmental Entity.

          "Potential Business" means any current or reasonably foreseeable commercial activity or any current or reasonably foreseeable commercial opportunities associated in any way with the Products consistent with the scope of activities of the Business included within the definition of "Business" in this Agreement.

          "Potential Client" or "Potential Customer" means a person or entity that Buyer and/or any Seller, or Affiliates of any Seller (i) as of the date hereof, is, or in the reasonably foreseeable future can reasonably be expected to be, soliciting (or has targeted for solicitation, or can reasonably be expected to be so targeting in the reasonably foreseeable future), and/or (ii) at any time or from time to time, with the 24-month period prior to the date hereof, any Seller has been soliciting for or in respect of any current, actively pending or contemplated Products.

          "Products" means product lines, businesses or services offered and performed by any Seller (and not merely resold) in the last 24 months including, without limitation, as described on Schedule 1.1(f).
                                    ---------------

          "Proprietary Information" means all patent applications, inventions, ideas, trademarks, trade names, copyrights, data, moral rights, trade secrets, know-how, concepts, computer programs, documentation and other technical data and information.

          "Receivables" means all notes, deposits and accounts receivable in favor of any Seller and all notes, bonds and other evidence of Indebtedness of and rights to receive payments from any person in favor of any Seller, in each case related primarily to the Business and determined in accordance with GAAP, excluding those Receivables included in Excluded Assets.

          "Release" means any release, threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and the related regulations and published interpretations.

          "Seller" and "Sellers" are defined in this Agreement's opening paragraph and includes their immediate predecessors-in-interest.

          "Seller Advance Payments" means, to the extent included in the Contributed Assets, payments with respect to the Business made by any Seller for goods or services on or prior to the Closing Date, to the extent such goods or services are not fully used or received by the Business as of the Closing Date, including without limitation all credits, prepaid expenses (except for property and liability insurance), deferred charges, advance payments, security deposits, prepaid rent, prepaid Taxes, prepaid advertising and prepaid items (except split dollar life insurance cash surrender values), to the extent transferred, properly recorded and categorized as current in accordance with GAAP.

          "Seller Customer Deposits" means deposits received by any Seller from customers and subscribers of the Business on or prior to the Closing Date, including deposits by customers whose creditworthiness requires payments in advance.

          "Seller Customer Prepayments" means payments received by any Seller for goods or services from customers and subscribers of the Business where such goods or services are not fully delivered or performed by any Seller as of the Closing Date.

          "Site" means any real property now or previously owned or operated by any Seller.

          "Tax" means all taxes, charges, fees, levies, duties, imposts or other assessments or charges imposed by and required to be paid to any federal, state, local or foreign taxing authority, utility commission or other governmental or quasi-governmental agency or authority (a "Taxing Authority"), including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, utility, communications, universal service, E-911, high costs, infrastructure maintenance, relay service, transfer, gains, stamp, payroll, employment, social security, workers' compensation, unemployment compensation, withholding, net worth and franchise taxes and any applicable estimated payments or applicable estimated taxes, imposed by the United States government or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States government or of any foreign government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest or dispute thereof.

          "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Seller.

          "Telecare Assets" means the "Collateral", as defined in that certain Security Agreement by and among Telecare, Inc., an Indiana corporation, and PCI dated August 25, 2000.

          "Third Party Consent" means any approval, consent or waiver required to be obtained from or any notice required to be delivered to any Person other than any Governmental Entity.

          "Total Liabilities" means all Assumed Liabilities (including, for purposes of the calculation, VCL Liabilities and the PCI Liabilities) except Capital Lease Obligations, determined as of the Closing Date in accordance with GAAP consistent with Sellers' past practice (but to the extent such past practice is not consistent with GAAP, GAAP shall apply) including: (i) all Accounts Payable and overdrafts on bank accounts included in the Contributed Assets; (ii) all Seller Customer Deposits and Seller Customer Prepayments, including prepayments on customer maintenance agreements; (iii) all accrued expenses, including but not limited to accrued payroll salaries and vacation and other employment expenses as detailed in Section 6.6(e), in each case to the extent related to the Transferred Employees, accrued warranty costs and accrued professional services costs, and (iv) all Deferred Revenue. Specifically excluded from the definition of Total Liabilities are Liabilities for Capital Lease Obligations.

          "Trade Secrets" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, computer program, formula or improvement of any Seller or any Affiliates of a Seller that is valuable and not generally known to the competitors of any Seller or any Affiliates of a Seller, whether or not in written or tangible form.

          "Transaction" means the contribution of the Contribution Agreement Assets, the Purchase of the VCL Assets, the sale of the Membership Interests and the sale of the PCI Regulated Assets, as contemplated by this Agreement.

          "Unaudited Financial Statements" means the unaudited balance sheet of the Business as of each of December 31, 1999, December 31, 2000, December 31, 2001 and January 31, 2002 and the unaudited statements of income and retained earnings and cash flows of the Business for the one-year, one-year, one-year and one-month periods then ended (except that there is no statement of cash flows for the one month period ended January 31, 2002).

     1.2  Other Defined Terms.

     The following capitalized terms shall have the meanings given to them in the Sections set forth below:

          Term                                            Section
          ----                                            -------
          "Accountants"                                   2.6(d)
          "Additional Adjustment Amount"                  2.6(e)(ii)
          "Assumed Liabilities"                           Recitals
          "Business"                                      Recitals
          "Buyer"                                         Introduction
          "Buyer Indemnified Persons"                     10.1
          "Centigram Site Leases"                         6.13(a)
          "Claim"                                         6.10(a)
          "Closing Cash Adjustment"                       2.6(b)
          "Closing Date Statement"                        2.6(b)
          "COBRA"                                         6.6(c)
          "Code"                                          3.4
          "Confidentiality Agreement"                     11.9
          "Contributed Assets"                            Recitals
          "Contribution Agreement Assets"                 Recitals
          "Contribution Agreement Liabilities"            Recitals
          "Converted Company"                             2.1(b)
          "Deloitte"                                      2.6(d)
          "Excluded Assets"                               Contribution Agreement
          "Excluded Liabilities"                          Contribution Agreement
          "Final Cash Adjustment"                         2.6(e)(i)
          "Final Closing Statement"                       2.6(d)
          "Holdback Amount"                               2.5(b)
          "ICI"                                           Introduction
          "Indemnifiable Claim"                           10.3(c)
          "Indemnified Party"                             10.3(a)
          "Indemnified Tax Liabilities"                   7.1(a)
          "Indemnifying Party"                            10.3(a)

          Term                                            Section
          ----                                            -------
          "Inquiry"                                       6.5(b)
          "Inter-Party Claim"                             10.3(c)
          "Material Contracts"                            4.18(a)
          "Non-Assigned Contracts"                        6.9(b)
          "PCI"                                           Introduction
          "PTEK"                                          Introduction
          "Protected Business"                            6.8(a)
          "Purchase Price"                                2.5
          "Representatives"                               6.3
          "Seller" and "Sellers"                          Introduction
          "Seller Indemnified Persons"                    10.2
          "Tax Proceeding"                                7.2
          "Telecommunication Services"                    6.12
          "Third Party Claim"                             10.3(b)
          "Transferred Employees"                         6.6(a)
          "VCL"                                           Introduction
          "VEI"                                           Introduction

                                   ARTICLE II
                  CONTRIBUTION OF THE BUSINESS TO THE COMPANY;
                    SALE AND PURCHASE OF MEMBERSHIP INTERESTS
                            AND PCI REGULATED ASSETS

     2.1  Formation of the Company; Conversion of Certain Sellers.

          (a) On or prior to the Closing Date, the Sellers (i) formed the Company as a limited liability company under the laws of the State of Delaware named "Voicecom Telecommunications, LLC", and (ii) entered into a limited liability company agreement, which is attached hereto as Exhibit A, which shall not be amended prior to the Closing and the certificate of formation shall likewise not be amended. PTEK and the Sellers shall take, and shall cause the Company to take, any and all action that can be taken prior to the Closing to ensure that the Company will be treated for all periods from inception as a disregarded entity for federal and state income Tax purposes.

          (b) Promptly following the transactions described in Section 2.1(a),
                                                               --------------
each of ICI and VEI (each such limited liability company being a "Converted Company") statutorily converted into a limited liability company under the laws of the State of Delaware and PCI entered into a limited liability company agreement with each such Converted Company in the form attached hereto as Exhibit B, which shall not be amended prior to the Closing. PTEK and PCI shall take, and shall cause each Converted Company to take, any and all action that can be taken prior to the Closing to ensure that the Converted Company will be treated for all periods from inception as a disregarded entity for federal and state income Tax purposes.

     2.2  Contribution of Certain Assets to the Company.

          (a) On or prior to the Closing Date, PTEK, PCI, VEI and ICI each entered into a Contribution Agreement with the Company in the form of Exhibit D attached hereto and, pursuant thereto, (i) PTEK, PCI, VEI and ICI contributed to the Company, and the Company accepted the Contribution Agreement Assets owned by them, as more particularly described in the Schedules to the Contribution Agreement, and (ii) PTEK, PCI, VEI and ICI assigned to the Company, and the Company assumed, the Contribution Agreement Liabilities. The Contribution Agreement shall not be amended prior to the Closing. The Contribution Agreement Assets were contributed to the Company free and clear of all Encumbrances, other than Permitted Encumbrances.

          (b) On or prior to the Closing Date, VCL sold the VCL Assets to the Company pursuant to the VCL Agreement in the form attached hereto as Exhibit C, and the Company assumed the VCL Liabilities, which agreement shall not be amended prior to the Closing. The VCL Assets were purchased by the Company free and clear of all Encumbrances, other than Permitted Encumbrances.

          (c) The Company is a newly formed entity that shall have no assets, liabilities or operations prior to the consummation of the transactions contemplated under the Contribution Agreements. As of the Closing Date, the Company shall have no assets or liabilities other than those set forth in the Contribution Agreement or VCL Agreement.

          (d) As of the Closing Date, the Membership Interests will be the only outstanding Membership Interests of the Company, and will be owned, of record and beneficially, by PCI, ICI and VEI, free and clear of all Encumbrances. There will be no outstanding subscription, option, warrant, call, right, claim, preemptive right or other agreement, restriction or commitment obligating the Company to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any economic, voting or any other type of membership or other interest in the Company, or that would have the effect of making Buyer's acquisition of the Membership Interests void or voidable.

          (e) Within ten (10) days after Closing, VCL and Company will enter into a Purchase and Sale Agreement (the "Included Owned Real Property Purchase Agreement") for the sale of the Included Owned Real Property by VCL to Company or its assignee, containing the terms set forth on Schedule 2.2(e) attached hereto and incorporated herein by this reference, together with such other terms to which each of VCL and Company may hereafter agree. From and after the Closing Date hereunder, Company may use and occupy the Included Owned Real Property, on the terms set forth on Schedule 2.2(e) attached hereto and incorporated herein by this reference.

     2.3  Purchase of Membership Interests.

          (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, PTEK, PCI, ICI and VEI shall sell, assign and deliver the Membership Interests to Buyer, and Buyer shall purchase and acquire the Membership Interests from PTEK, PCI, ICI and VEI, free and clear of all Encumbrances.

          (b) The parties agree (i) to treat the sale of the Membership Interests in accordance with this Agreement as a purchase and sale of the Contributed Assets and the assumption of the Assumed Liabilities for federal income Tax purposes, and (ii) to treat such sale as a closed transaction for federal income Tax purposes. The parties shall file all returns for Taxes, make or refrain from making all elections necessary for and (except as otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code) take no position inconsistent with the tax treatment set forth above in this Section 2.3.
                        -----------

     2.4  Purchase of PCI Regulated Assets and Assumption of PCI Liabilities.

     On the terms and subject to the conditions set forth in this Agreement, at the Final Closing, PCI shall sell, assign, transfer and convey to the Company, and the Company shall acquire the PCI Regulated Assets from PCI, free and clear of all Encumbrances, other than Permitted Encumbrances, and the Company shall assume the PCI Liabilities.

     2.5 Consideration for Purchase of Membership Interests and PCI Regulated Assets.

     Buyer shall deliver to PTEK, in its capacity as agent for PCI, ICI and VEI, as consideration for the sale, transfer, assignment and delivery of the Membership Interests to Buyer, and the sale, transfer, assignment and delivery of the PCI Regulated Assets to the Company the following amounts (the "Purchase Price"):

          (a) At Closing, cash by wire transfer to PTEK's designated account in an amount equal to Twelve Million One Hundred and Sixty Thousand Dollars and 00/100 Cents ($12,160,000), less (i) the Closing Cash Adjustment, (ii) $50,000 which amount will be delivered at Closing in cash by wire transfer to VCL's designated account to satisfy in full the Company's obligations under the VCL Note, and (iii) $100,000 pursuant to Schedule 2.2(e).
                                     ---------------

          (b) Upon the determination of the amounts owed, if any, pursuant to
Section 2.6, Buyer shall deliver to Sellers cash by wire transfer to PTEK's
-----------
designated account in an amount equal to Two Million Dollars ($2,000,000) (the "Holdback Amount"), or such other amount as may be required pursuant to Section
                                                                        --------
2.6.
---

          (c) At Closing, cash by wire transfer to PTEK's designated account in an amount equal to $350,000, as Buyer's share of employee severance costs.

     2.6  Net Asset and Capital Lease Obligations Adjustment.

          (a) The amount of the Purchase Price set forth in Section 2.5 above
                                                            -----------
was determined, in part, based upon the assumption that the Closing Date Net Assets will equal or exceed zero dollars, and that the amount of the Capital Lease Obligations determined in accordance with GAAP and reflected on the Final Closing Statement will not exceed Three Million Dollars ($3,000,000). The amount of the Purchase Price shall be adjusted dollar for dollar by the amount, if any, the Closing Date Net Assets are less than zero, and also by the amount, if any, by which the amount of such Capital Lease Obligations exceed Three Million Dollars ($3,000,000), in each case as reflected on the Final Closing Statement.

          (b) Prior to the Closing, PTEK shall deliver to Buyer a good faith estimate substantially in the form of Exhibit E, reasonably acceptable to Buyer, of a statement of the Contributed Assets and Assumed Liabilities as of the Closing Date, prepared in accordance with GAAP applied consistently with the balance sheet furnished with the Unaudited Financial Statements (provided that, to the extent that the Unaudited Financial Statements were not prepared in accordance with GAAP, GAAP shall apply), and including a computation in accordance with such data of the estimated Closing Date Net Assets and the estimated amount of the Capital Lease Obligations determined in accordance with GAAP as of the Closing Date (the "Closing Date Statement"), together with the detailed work papers which support the Closing Date Statement. The Cash Payment at Closing shall be reduced by the sum of (x) the amount by which the estimated Closing Date Net Assets are less than zero, plus (y) the amount by which the estimated amount of the Capital Lease Obligations determined in accordance with GAAP and reflected on the Closing Date Statement exceeds Three Million Dollars ($3,000,000) (such reduction referred to as the "Closing Cash Adjustment").

          (c) Sellers shall provide Buyer with full access to the books and records of Sellers and the Business on a consolidated basis for a period of sixty (60) days after the Closing Date (or such reasonable extension thereof as approved by PTEK, such approval not to be unreasonably withheld) to verify and confirm the accuracy of the Closing Date Statement. If, after such review, Buyer objects to the Closing Date Statement, Buyer shall promptly (and in any event within sixty (60) days after the Closing Date or approved extension thereof) provide PTEK with a statement indicating the basis for its objections, and Buyer and PTEK shall meet and confer in an effort to resolve any disagreement with respect to the Closing Date Statement, in good faith. The parties intend that the negotiations to resolve the disputes raised in any objection be conducted by experienced business representatives empowered to decide the issues. If Buyer does not object within sixty (60) days following the Closing Date (or approved extension thereof) the Closing Date Statement shall be final and binding on the parties.

          (d) In the event Buyer and PTEK are unable to resolve a disagreement with respect to the Closing Date Statement within thirty (30) days following the date of Buyer's objection (or such longer period as Buyer and PTEK may agree), the Closing Date Net Assets and the amount of the Capital Lease Obligations shall be determined by Deloitte & Touche LLP ("Deloitte") or such other independent national firm of certified public accountants mutually agreeable to Buyer and PTEK (the "Accountants"). Each party represents and warrants that it has not engaged Deloitte to perform any material services (other than dispute resolution services) for it or its Affiliates in the last three years (or since such Affiliate became an Affiliate of Buyer, if shorter); at such time as a party has engaged Deloitte to perform any material service (other than dispute resolution services) for it or any Affiliate, it shall give notice to the other party and Deloitte shall no longer be deemed independent of such party and, unless the other party agrees to allow Deloitte to continue so to serve, another independent, nationally recognized accounting firm shall be selected as the Accountants by mutual agreement of the parties (provided, that if the parties cannot agree on a firm within 30 days of Deloitte ceasing to qualify as Accountants, the American Arbitration Association in New York, New York shall be engaged to select new Accountants (and the AAA fee shall be paid by the party engaging Deloitte for other services)). If issues in dispute are submitted to the Accountants for resolution, (i) each party shall furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and shall be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of the Closing Date Net Assets and the amount of the Capital Lease Obligations determined in accordance with GAAP as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) the fees and expenses of the Accountants for such determination shall be paid by the parties based upon the degree to which the Accountants accept the respective positions of the parties. For example, if it is Buyer's position that the adjustment owed is $300, PTEK's position that the adjustment owed is $100 and the Accountants' finding that the adjustment owed is $150, then Buyer shall pay 75% (300-150 / 300-100) of the Accountants' fees and expenses and PTEK shall pay 25% (150-100 / 300-100) of the Accountants' fees and expenses. Other than the expense of retaining the Accountants, the expense of preparing the Closing Date Statement shall be borne by PTEK and the expense of Buyer's review shall be borne by Buyer. The Closing Date Statement as agreed to by the parties or determined by the Accountants, as the case may be, shall be the "Final Closing Statement."

          (e) Within three (3) business days of determination of the Final Closing Statement:

               (i) If the Closing Cash Adjustment is greater than the sum, as shown on the Final Closing Statement, of (A) the amount, if any, by which the Closing Date Net Assets on the Final Closing Statement are less than zero plus
(B) the amount, if any, by which the Capital Lease Obligations on the Final Closing Statement exceed Three Million Dollars ($3,000,000) (such sum, the "Final Cash Adjustment"), then Buyer shall pay to Sellers in cash the Holdback Amount plus the difference between the Closing Cash Adjustment and the Final Cash Adjustment, plus interest at a rate of 7.5% per annum from the date which is ninety (90) days after the Closing Date to the date of payment on such amount;

               (ii) If the Final Cash Adjustment is greater than the Closing Cash Adjustment, but the difference between the Final Cash Adjustment and the Closing Cash Adjustment (the "Additional Adjustment Amount") is less than the Holdback Amount, then Buyer shall pay Sellers in cash the Holdback Amount, less the Additional Adjustment Amount, plus interest at a rate of 7.5% per annum from the date which is ninety (90) days after the Closing Date to the date of payment on such amount; or

               (iii) If the Additional Adjustment Amount is Two Million Dollars ($2,000,000) or more, Buyer shall retain the Holdback Amount and Sellers shall pay to Buyer in cash the Additional Adjustment Amount less the Holdback Amount, plus interest at a rate of 7.5% per annum from the date which is ninety (90) days after the Closing Date to the date of payment on such amount.

          (f) Until the Final Closing Statement is determined, each party shall provide the other parties with reasonable access to the books and records of Sellers and the Business that are within their possession and control, including all books and records constituting Contributed Assets.

                                  ARTICLE III
                                    CLOSINGS

     3.1  The Closings.

     The consummation of the purchase and sale of the Membership Interests under this Agreement (the "Closing") will take place at the offices of Riordan & McKinzie in Los Angeles, California at the close of business on March , 2002,
                                                                      ---
or by facsimile signatures delivered to such location, or at such other time and place as the parties may mutually agree (the "Closing Date"). A final closing (the "Final Closing") shall take place with respect to the PCI Regulated Assets and PCI Liabilities on the Final Closing Date, as determined pursuant to Section
                                                                         -------
3.5(b).
-----

     3.2  Deliveries by Sellers.

     At the Closing, PTEK and each Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

          (a) Certificates representing the Membership Interests, duly endorsed for transfer in blank;

          (b) A certificate of the Secretary of PTEK and each Seller in form and substance reasonably satisfactory to Buyer evidencing that this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby, respectively, have been duly authorized by all necessary corporate action on the part of PTEK and each respective Seller and that the parties signing this Agreement and the Ancillary Agreements on behalf of PTEK and each respective Seller are authorized to do so;

          (c) A duly executed certificate as required by Section 8.2(c);
                                                         --------------

          (d) A duly executed counterpart of each of the Ancillary Agreements;

          (e) The original VCL Note marked "satisfied in full";

          (f) To escrow, the documents required under Section 3.5;
                                                      -----------

          (g) Evidence of releases of Encumbrances by ABN/Amro and Silicon Valley Bank;

          (h) The opinion of Sellers' counsel and regulatory counsel;

          (i) Originally executed copies of the documents transferring title of the Contributed Assets to the Company; and

          (j) Such other documents indicated as being delivered by PTEK and the Sellers on the closing statement delivered at Closing.

     3.3  Deliveries by Buyer.

     At the Closing, Buyer will deliver or cause to be delivered to PTEK and the Sellers (unless delivered previously) the following:

          (a) The Purchase Price;

          (b) A certificate of the Secretary of Buyer, in form and substance reasonably satisfactory to PTEK and Sellers, evidencing that this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, respectively, have been duly authorized by all necessary corporate action on the part of Buyer and that the party signing this Agreement and the Ancillary Agreements is authorized to do so;

          (c) A duly executed certificate as required by Section 8.3(c);
                                                         --------------

          (d) A duly executed counterpart of each of the Ancillary Agreements;

          (e) To escrow, the documents required under Section 3.5;
                                                      -----------

          (f) The opinion of Buyer's counsel; and

          (g) Such other documents indicated as being delivered by Buyer on the closing statement delivered at Closing.

     3.4  Allocation of Purchase Price.

     Promptly following the Closing, PTEK will prepare a schedule allocating the Purchase Price among the Contributed Assets, in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to Buyer's reasonable approval of the schedule, PTEK, Sellers and Buyer each agree, (a) to report the sale of the Contributed Assets for Tax purposes in accordance with the allocations set forth on PTEK's allocation schedule and to follow the allocations set forth thereon in determining and reporting their liabilities for any Taxes, (b) without limitation, not to take any position inconsistent with such allocations on any of its Tax Returns, and (c) to timely file federal tax Form 8594 with the applicable Tax Return for the year of this transaction reflecting such Purchase Price allocations. If Buyer disputes whether the allocations proposed by PTEK comply with the Code, and PTEK does not agree to revise such allocations, then, if after further discussion between the parties the matter cannot be resolved in 60 days, the dispute shall be referred to the Accountants. The Accountants shall appoint an expert in Taxes and such expert shall be engaged to resolve the dispute under all of the terms of Section
                                                                         -------
1.6(d). Notwithstanding anything to the contrary herein, the parties agree that
-----
$50,000 of the Purchase Price will be allocated to the repayment of the VCL
Note.

     3.5  Purchase of PCI Regulated Assets.

          (a) Simultaneously with the execution of this Agreement, each of the Company and PCI shall execute a Bill of Sale and an Assignment and Assumption Agreement with respect to the PCI Regulated Assets (including without limitation those set forth on Schedule 3.5(a)(i) and any Telecare Assets obtained by PCI)
                   ------------------
and the PCI Liabilities, which consist in their entirety of the liabilities set forth on Schedule 3.5(a)(ii), and shall deliver an original counterpart of such
         ---------------
documents to counsel for each of Buyer and PTEK to hold in escrow pending the Final Closing. Such documents shall not be deemed to be delivered at the Closing. Such documents are irrevocable and shall so provide. Upon satisfaction of the conditions precedent to the Final Closing as set forth in subsection (b) below, or the giving of notice of Buyer thereunder, such Bill of Sale and Assignment and Assumption Agreement shall be deemed delivered to the other party without further action on the part of the Company, Buyer, PTEK or the Sellers, at 5:00 p.m., Eastern Standard Time, on the Final Closing Date.

          (b) The Bill of Sale and Assignment and Assumption Agreement shall provide: (i) that the PCI Regulated Assets are being delivered by PCI free and clear of any Encumbrances, other than Permitted Encumbrances, (ii) that the PCI Regulated Assets, or any portion thereof, have not been sold, delivered, transferred, conveyed, hypothecated or pledged to any other party, (iii) that the consideration for the PCI Regulated Assets has been received, and (iv) that the PCI Liabilities do not include any Excluded Liabilities. PTEK and each Seller shall notify Buyer promptly if any of the foregoing is not a true and correct statement, shall use their reasonable best efforts to cure the breach and shall jointly and severally indemnify the Company and hold it harmless from such breach.

          (c) The PCI Liabilities shall be liabilities arising under the Contracts and Telco Permits that are the PCI Regulated Assets, provided, that no liability shall be a PCI Liability unless, had it been transferable on the Closing Date, it would have been an Assumed Liability. Any liability of PCI incurred between the Closing and the Final Closing shall be an Excluded Liability, unless the incurrence of such liability was approved by the Company pursuant to the Management Services Agreement between the Company and PCI, or arose directly out of the performance of management services thereunder.

          (d) The "Final Closing Date" shall be the first to occur of (i) the date Buyer notifies PTEK in writing that it wishes to complete the Final Closing; (ii) the date that all Approvals required for the purchase of the PCI Regulated Assets have been obtained; and (iii) the first anniversary of the Closing.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as otherwise indicated on a Schedule to a representation or warranty of Sellers, Sellers jointly and severally represent, warrant and agree as follows:

     4.1  Organization and Related Matters.

     Each Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The

Company, when organized, will be a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all necessary organizational power and authority to own its respective properties and to carry on its respective businesses as presently conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its businesses requires licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The jurisdictions in which each Seller is incorporated or organized, and if applicable, licensed or qualified, are shown on Schedule 4.1.
   ------------

     4.2  Intentionally Omitted.

     4.3  Authorization.

     Each Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, and each Seller has the necessary corporate power and authority to sell, convey and assign the Contributed Assets it owns in accordance with the terms hereof or thereof. The execution, delivery and performance of this Agreement and each Ancillary Agreement by each Seller has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Seller and constitutes each Seller's legally valid and binding obligation, enforceable against each Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     4.4  No Conflicts.

     Except as set forth in Schedule 4.4, each Seller's execution and delivery
                            ------------
of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the contribution of the Contribution Agreement Assets to the Company as contemplated hereby) and the sale of the VCL Assets and the PCI Regulated Assets nor compliance by each Seller with any provisions hereof will (a) violate or conflict with any Seller's charter documents; (b) violate, conflict with, result in a breach of, constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or create a right of acceleration of performance under, or termination or cancellation of, any Material Contract; (c) violate in any Material respects any applicable Law; (d) create an Encumbrance other than a Permitted Encumbrance on any Contributed Assets; or (e) violate any Order or Action to which any Seller or the Company is a party or by which any Seller or the Company is affected, except in the case of clauses (b) through (e), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not be Material.

     4.5  Liabilities.

     Except as set forth on Schedule 4.5, and Excluded Liabilities, since
                            ------------
December 31, 2001, the Business has not incurred liabilities or obligations (absolute, accrued, contingent, unmatured or otherwise) other than (a) liabilities of the type included in the Assumed Liabilities and reflected on the Final Closing Statement, (b) liabilities or obligations incurred in the ordinary course of business not required to be included in the Financial Statements under GAAP, or (c) liabilities that are not material in the aggregate, or (d) liabilities arising out of the Transaction that are Excluded Liabilities.

     4.6  No Other Agreements to Sell Assets or Business.

     Neither the Company nor any Seller has any other obligation, absolute or contingent, to any Person (other than as contemplated hereby) (a) to sell any of the Contributed Assets, (b) to issue, sell or otherwise transfer any Membership Interests or capital stock or any security convertible into or exchangeable for capital stock or Membership Interests of any Seller or the Company that would impede the consummation of the transactions contemplated hereby, or (c) to effect any merger, consolidation or other reorganization of any Seller or the Company or enter into any agreement with respect to any of the foregoing.

     4.7  Legal Proceedings.

     Except as set forth in Schedule 4.7, there is no Material Order, or Action
                            ------------
pending or, to the knowledge of PTEK, threatened against or affecting PTEK or any Seller, related to the Business.

     4.8  Approvals and Third Party Consents.

     Except as set forth in Schedule 4.8, no Approvals by any Governmental
                            ------------
Entity, or any other person or persons or entity, or Third Party Consents relating to any Material Contract, are required to be made or obtained by the Company or any Seller (a) by virtue of the execution, delivery or performance of this Agreement; (b) to avoid the loss of any Permit (including Telco Permits) that is a Contributed Asset or the breach of any Material Contract or the creation of an Encumbrance other than Permitted Encumbrances on the Membership Interests or any of the Contributed Assets; or (c) to enable the Company to own and operate the Contributed Assets following the Closing Date, or Final Closing Date, as the case may be, except where any such failure to obtain such Approval or Third Party Consent would not, individually or in the aggregate, be Material.

     4.9  Financial Information.

     Schedule 4.9 sets forth the Unaudited Financial Statements. The Unaudited
     ------------
Financial Statements were prepared from the Books and Records of each Seller and fairly present, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and its cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP during the periods involved (except as otherwise disclosed in the notes thereto and subject to (a) normal year-end adjustments that would not be material in amount or effect, (b) the absence of notes, (c) adjustments to reflect the Excluded Assets and the Excluded Liabilities on the Final Closing Statement) and (d) the absence of a statement of cash flows for the period ended January 31, 2002. The Unaudited Financial Statements set forth all intercompany or other transactions between the Business and each Seller and each Seller's Affiliates, except as described in Schedule 4.9, except for transactions that do
                                   ------------
not individually or
in the aggregate have a value of $100,000 or more per annum. All material corporate allocations and other material estimates used to prepare the Unaudited Financial Statements are shown on Schedule 4.9 and the Unaudited Financial
                                  ------------
Statements reflect, in all material respects, the costs of operating the Business on a standalone basis (other than as set forth in Schedules 4.9 and 4.13).

     4.10 Properties; Title.

     Schedule 4.10(a) sets forth the tangible assets with a cost of $25,000 or
     ----------------
more owned by each Seller included in the Contributed Assets. Each Seller has good title to, or valid leasehold interest in or other valid right to use, free and clear of Encumbrances other than Permitted Encumbrances, each Seller's respective assets and properties, owned or leased, personal or mixed, tangible or intangible, included in the Contributed Assets. The Contributed Assets, together with any assets, products or services provided to the Company in the Ancillary Agreements, include all material assets and properties related to, or necessary for the operation of, the Business, and upon the Closing or Final Closing, as the case may be, the Company will have good and marketable title to, or a valid leasehold interest in, the material assets and properties required to operate the Business in all material respects as it was conducted prior to the Closing Date, in each case except for such assets, products and services provided to the Company in the Ancillary Agreements, and except for the effects of any failures to obtain any Third Party Consents or any Approvals or Permits that may be required in connection with the transactions described in this Agreement. Except as set forth in Schedule 4.10(b), the physical properties
                                  ----------------
included in the Contributed Assets that are required to operate the Business are in reasonably good repair and operating condition (reasonable wear and tear excepted) and adequate for the purposes for which such properties and assets are currently used or held for use.

     4.11 Taxes.

          (a) Except as set forth in Schedule 4.11 or to the extent any Tax
                                     -------------
constitutes an Excluded Liability, each Seller has timely filed or will file (or, where permitted or required, each Sellers' Affiliates have timely filed or will file) all Tax Returns required to be filed on or prior to the Closing Date (taking into account extensions to file) with respect to the Business. To the Sellers' knowledge, all such Tax Returns, including amendments to date, have been prepared in good faith and are complete and accurate in all material respects, and all Taxes shown thereon have been paid, and all deposits required by law to be made with respect to Taxes of the Business have been made, except where any such failure would not, individually or in the aggregate, be material.

          (b) No known adjustment relating to such Tax Returns has been proposed in writing by any Tax authority (insofar as such adjustment relates to the activities or income of any Seller). There are no pending or, to any Seller's knowledge, threatened actions for the assessment or collection of Taxes that relate to the activities or income of the Business or could result in liability to the Business. There are no liens for Taxes upon the Contributed Assets other than liens for Taxes not yet due and payable. Except as set forth in Schedule
                                                                     --------
4.11, all Taxes which each Seller is required by law to withhold or to collect
----
for payment have been duly withheld and collected, and have been paid over to the appropriate Tax authorities, or have been appropriately reserved for. There are no pending or, to any Seller's knowledge, threatened actions for the assessment or collection of Taxes related to Taxes for sales or use with respect to the operations of the Business. Since December 31, 1999, and to any Seller's knowledge prior to such date, no issues have been raised by the relevant tax authorities on audit that are of a recurring nature and that would have an effect on the Taxes with respect to the operations of the Business.

     4.12 Permits.

     Each Seller holds all material Permits that are required by any Governmental Entity to permit them to conduct the Business as presently conducted. To Sellers' knowledge, no suspension, cancellation or termination of any material Permit that is a Contributed Asset is overtly threatened or imminent. Each Seller, and to PTEK's knowledge, each Sellers' respective directors, officers, consultants or employees (in their capacity as such), are not in default with respect to any Order or Action of any Governmental Entity or regulatory authority with respect to the Business in each such case except for such defaults as would not individually or in the aggregate be Material.
Schedule 4.12 contains a true and complete list of the material Permits, and the
-------------
Telco Permits, and describes any such Permit (other than a Telco Permit) that is not transferable to the Company.

     4.13 Intercompany Transactions.

     Since December 31, 2000, except as set forth on Schedule 4.13, no Seller
                                                     -------------
has engaged in any material transaction with respect to the Business with PTEK or any direct or indirect subsidiary of PTEK with respect to any asset, product or service necessary for the operation of the Business as conducted during such period, other than assets, products or services described in the Ancillary Agreements. Schedule 4.13, the Unaudited Financial Statements or the Ancillary
            -------------
Agreements set forth the nature of any transaction (except for transactions that do not individually or in the aggregate have a value of $100,000 or more per annum) in which the service or product provided to or by the Business to its Affiliates was provided on terms materially less favorable to the Business than could have been obtained at the time in any arm's length transaction with an unaffiliated third party.

     4.14 Compliance with Law.

     Except as set forth in Schedule 4.14, the Business is not in violation of,
                            -------------
and has no liability under any Law, which violation or liability would, individually or in the aggregate, have a Material Adverse Effect. No Seller has received any written notice from, or otherwise been advised in writing that, any Governmental Entity or other Person is claiming any violation or potential violation of any Law with respect to the Business.

     4.15 No Brokers or Finders.

     Except as set forth on Schedule 4.15, no agent, broker, finder, or
                            -------------
investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Seller or their Affiliates in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Transaction.

     4.16 Certain Rights.

     To the knowledge of Sellers, PCI has a valid, perfected, first priority lien in the Telecare Assets that is assignable to the Company.

     4.17 Patents, Trademarks and Proprietary Information.

          (a) Schedule 4.17 lists the registered Intellectual Property and
              -------------
material Proprietary Information of the Business.

          (b) Except as set forth on Schedule 4.17, Sellers own all right, title and interest in and to the registered Intellectual Property listed on Schedule
                                                                      --------
4.17 and material Proprietary Information listed on Schedule 4.17 necessary to
----              -----------                       -------------
operate the Business substantially in the manner it is currently being operated. A general description material licenses used in the business, if any, is provided on Schedule 4.17.
            -------------

          (c) To Sellers' knowledge and except as provided on Schedule 4.17, the
                                                              -------------
operation of the Business does not infringe or misappropriate the Proprietary Information or Intellectual Property of any third party, person or entity. To Sellers' knowledge, no third party is infringing or misappropriating the Intellectual Property or Proprietary Information of the Business.

          (d) Other than as stated on Schedule 4.17, Sellers have entered into
                                      -------------
no outstanding options, licenses or agreements of any kind granting rights in the Business' Intellectual Property or Proprietary Information, nor is any Seller bound by or a party to any such options, licenses or agreements of any kind with respect to its Intellectual Property or Proprietary Information used in the Business, including without limitation, any options, licenses, or other agreements for patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other Proprietary Information and processes of any other person or entity (other than such licenses or agreements arising from the purchase of "off- the-shelf" or standard products).

          (e) Other than as stated on Schedule 4.17, no Seller has received any
                                      -------------
communications alleging that the Business has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is any Seller aware of any basis therefor.

          (f) No Seller is aware that any of its employees in the Business are obligated under any written contract (including licenses and covenants) or other written agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to such Seller or the Business or that would conflict with the Business. Sellers are not aware of any subject matter contributed to the business by any employee, officer or consultant which Sellers do not have a right to practice.

          (g) Neither the execution nor the delivery of this Agreement, nor the conduct of the Business after the Closing, to the extent it is conducted in the same manner as it is currently conducted, will conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee of any Seller is now obligated to the Sellers.

     4.18 Material Contracts.

          (a) Except as disclosed in Schedule 4.18, no Seller is a party to any
                                     -------------
of the following Contracts with respect to the Business (the "Material
                                                              --------
Contracts"):
---------

               (i) Collective bargaining agreements or other contracts with any labor union, or any contract, whether written or oral (excluding any oral or written contract that is terminable-at-will under the laws of the relevant jurisdiction without severance obligations), for the employment of any Transferred Employee on a full-time, part-time, consulting or other basis, or any agreement relating to loans to Transferred Employees or their affiliates;

               (ii) Agreements or indentures evidencing Assumed Liabilities relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance other than Permitted Encumbrances on any asset or group of assets of Sellers related to the Business;

               (iii) Contracts or agreements prohibiting a Seller from freely engaging or competing in the Business or any similar business anywhere in the world, to the extent such contract or agreement is binding on Buyer, the Company or the Contributed Assets in such manner after the Closing;

               (iv) Partnership, joint venture, or other similar Contract arrangement;

               (v) Any Contract relating to the acquisition or disposition of any business of any Seller (whether by merger, sale of stock, sale of assets or otherwise other than in the ordinary course of business);

               (vi) Any other Contract which creates future payment obligations by or to the Business in excess of $250,000 per year;

               (vii) Any Contract (other than any customer contract) which by its terms does not terminate or would not be terminable without penalty by Buyer after the Closing upon notice of 90 days or less; or

               (viii) Any agreement of the type described above to which the Company is a party.

          (b) Sellers have furnished to Buyer true and complete copies of each of the Material Contracts to the extent written. Except as set forth on Schedule
                                                                        --------
4.22, the Business has no oral Material Contracts.
----

          (c) To PTEK and Sellers' knowledge, all of the Contracts are legal, valid and binding obligations of the Seller that is a party thereto and in full force and effect. Each Seller has duly performed in all material respects all of its obligations under each Contract to the extent those obligations have accrued and no default, violation, or breach of any Seller or, to PTEK's or any Seller's knowledge, any other party under any Contract has occurred which adversely affects the enforceability of such Contract or any Sellers' rights thereunder, including without limitation rights of termination, modification and acceleration, except where any of the foregoing would not, individually or in the aggregate, be Material. Except as described in Schedule 4.18, no purchase
                                                   -------------
contracts or commitments of the Business (other than those which do not require the provision of consideration, either to or by the Business, worth at least $250,000 per year) continue for a period of more than twelve (12) months.

     4.19 Absence of Certain Changes or Events.

     Except as set forth in Schedule 4.19, since December 31, 2001, there has
                            -------------
been no Material Adverse Effect. Except as set forth on Schedule 4.19, without
                                                        -------------
limiting the foregoing, with respect to the Business, since December 31, 2001 (or such other date as is noted below):

          (a) No Seller has increased the level of benefits under any Employee Benefit Plan, the salary or other compensation (including severance) payable or to become payable to any of the Transferred Employees or obligated itself to pay any bonus or other additional salary or compensation to any Transferred Employee;

          (b) No Seller has entered into any Material transaction other than in the ordinary course of business consistent with past practice;

          (c) No Seller has sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any assets, properties, Intellectual Property or rights other than in the ordinary course of business consistent with past practice;

          (d) No Seller has acquired any material assets, except in the ordinary course of business, nor acquired or merged with any other business;

          (e) No Encumbrances have been incurred or created on any of the Contributed Assets, other than Permitted Encumbrances, and no Seller has assigned or sublet any portion of any Included Real Property Lease;

          (f) No Seller since December 31, 2000 has made any material change in any allowance or tax or accounting practice, policy or method or any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or make any material tax election or settle or compromise any material income tax liability with any Governmental Entity;

          (g) There has been no waiver or amendment of any material right relating to any Seller which would reasonably be expected to be material to the conduct of the Business;

          (h) Since December 31, 2000, except for Capital Leases disclosed to Buyer, no Seller has made, or committed to make, any capital expenditure (or series of related capital expenditures) that is either material or outside the ordinary course of business;

          (i) No Seller has amended, rescinded or terminated (and not renewed) any existing Material Contract and no such Material Contract has expired or terminated (and not been renewed) by its terms;

          (j) No customer or reseller of any Seller accounting for more than 1% of revenues of the Business (calculated on the basis of the year ended December 31, 2001) has terminated its relationship with any Seller or notified Seller in writing that it intends to do so, and no Seller has caused the Business to make any material change in pricing, marketing, or purchasing policies or methods;

          (k) None of the Contributed Assets, individually or in the aggregate, have been destroyed, damaged or otherwise lost (whether or not covered by insurance); and

          (l) Each Seller has not entered into any commitment (contingent or otherwise) to do any of the foregoing, other than pursuant to this Agreement.

     4.20 Accounts Receivable.

     All Accounts Receivable included in the Contributed Assets are (a) valid, bona fide claims against debtors for sales or other charges, and (b) not subject to any defenses, set-offs or counterclaims. Each Seller has fully performed in all material respects, all obligations with respect to such Accounts Receivable that it was obligated to perform to the date hereof.

     4.21 Real Property.

     Schedule 4.21 sets forth a complete and accurate list of all Included Real
     -------------
Property Leases. Each Included Real Property Lease is a legal, valid, binding obligation of the parties thereto and, to the knowledge of Sellers, is in full force and effect and the tenant enjoys peaceful and undisturbed possession thereunder. All rents and other payments due to date under each Included Real Property Lease have been paid in full, and there is no existing default, violation or breach by any Seller or by any third party, which materially and adversely affects the enforceability of any such Included Real Property Lease or any party's rights thereunder. With respect to each Included Real Property Lease, each Seller has not received any notice of any violation of any applicable zoning ordinance, building code, planning law or regulation, use or occupancy restriction, or violation of any thereof, or any condemnation action or proceeding with respect thereto. No Seller owns any real property used in connection with the Business, except as set forth on Schedule 4.21. Sellers have
                                                     -------------
good title in fee simple to the owned real property included in the Contributed Assets, free and clear of Encumbrances, other than Permitted Encumbrances.

     4.22 Customers, Resellers and Suppliers.

     Schedule 4.22 sets forth a correct and complete list of all of the Material
     -------------
customers, resellers, and suppliers of the Business, in each case which customer, reseller or supplier paid to or received from the Business payments in excess of $250,000 during the year ended December 31, 2001, or is reasonably expected to pay or receive such amount during 2002. Except as set forth in Schedule 4.22, there are no outstanding
                                    -------------
disputes with any customers, resellers or supplier that individually or in the aggregate are material. Except as set forth in Schedule 4.22, since December 31,
                                               -------------
2001, no such customer, reseller or suppliers of the Business has refused to do business with any Seller or, to the knowledge of Sellers, has stated to any Seller its intention not to continue to do business with any Seller or to materially and adversely change its relationship or arrangements with respect to the Business, whether as a result of the transactions contemplated hereby or otherwise.

     4.23 Employment Matters.

     Schedule 4.23 sets forth a complete and accurate list of the name, location
     -------------
of employment, nationality, length of service, and current annual rates of salary or other compensation payments due with respect to each Transferred Employee, as well as a list of all existing employment or consulting contracts or severance arrangements which constitute contractual obligations including bonuses, increases and any form of base or variable pay of each Seller and any other compensation that may be owed from any Seller upon termination of his or her employment, or upon the sale of the Contributed Assets, whether pursuant to a written or oral agreement or arrangement, any policy of any Seller or by operation of Law (including, without limitation, the Laws of any foreign country in which any such employee is employed), or in the form of a retention or a change of control bonus, with respect to any such employees. Except as specified in Schedule 4.23, none of such employees includes any Persons who are not United
   -------------
States citizens. Except as set forth in Schedule 4.23, there are no collective
                                        -------------
bargaining agreements with any union or other bargaining group for any employees of any Seller related to the Business and there has been no union organizational efforts involving such employees of any Seller during the last five (5) years and to Sellers' knowledge no such organization efforts are pending or overtly threatened. There is no strike, labor dispute, work slowdown or stoppage pending or, to Sellers' knowledge, overtly threatened against the Business and there has not been any such strike, labor dispute, work slow down or stoppage within the past five (5) years. No Transferred Employee is on a leave of absence, disability leave, extended absence or receiving benefits pursuant to workers' compensation legislation. All current assessments under workers' compensation legislation in relation to the Transferred Employees have been paid or accrued and no Seller has been subject to any special or penalty assessment with respect to the Business under such legislation which has not been paid.

     4.24 Employee Benefit Plans.

     Schedule 4.24 sets forth a complete and accurate list of all Employee
     -------------
Benefit Plans of each Seller. Each Seller has furnished or made available to Buyer a true and complete copy of each such Employee Benefit Plan, including all amendments thereto, all funding agreements, all summary descriptions and evidence of any registration in respect thereof. Each such Employee Benefit Plan has been administered in accordance with its terms in all material respects and complies in all material respects with and has been administered in all material respects in compliance with the provisions of all applicable Laws. No improvements to any Seller's Employee Benefit Plan have been promised, and no improvements or amendments to any Seller's Employee Benefit Plan will be made or promised prior to the Closing, except as may be required by Law or as may be applicable to a class of employees of any Seller not limited to the Transferred Employees. There is no pending or, to Sellers' knowledge, overtly threatened legal action, proceeding or investigation against or involving any Seller's Employee Benefit Plan that would result in liability to Buyer. Except as disclosed in Schedule 4.24, none of the Employee Benefit
                                 -------------
Plans of the Sellers provides medical, life or other welfare benefits to retired employees or consultants of the Business or the beneficiaries or dependents of such retired employees or consultants.

     4.25 Environmental Matters.

          (a) When used in this Section 4.25 a "Seller" shall includes any
                                ------------
partnerships of which a Seller was a member or any business acquired by a Seller or to which a Seller has succeeded:

          (b) Each Seller and each Site is in compliance with all, and each Seller has no liability under any, Environmental Laws, except where the failure to be in such compliance individually or in the aggregate would not have a Material Adverse Effect.

          (c) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to any Seller, any Site, or the Business, except for any such Releases or Environmental Conditions which would not have a Material Adverse Effect.

          (d) Sellers have no environmental audits or other studies or reports relating to any Environmental Condition or relating to the Business.

          (e) To Sellers' knowledge, no Seller is a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law.

          (f) No Seller has received written notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release at any Site or other location, or (ii) any violation of or non-compliance by any Seller with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. No Seller has received any written notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release, transportation, disposal or presence of any Hazardous Substances.

          (g) To Sellers' knowledge, there are not now and never has been any underground or above-ground storage tanks located at any Site.

          (h) Each Seller has given all notices and warnings, made all reports, obtained all Permits, licenses and approvals, and has kept, maintained and filed all records required by, and in compliance with, all Environmental Laws, including, without limitation any notices and consents required under any Environmental Laws in connection with the consummation of the Transaction contemplated by this Agreement, except in each case where the failure to do any of the foregoing would individually or in the aggregate be Material.

     4.26 Insurance.

     Schedule 4.26 sets forth a list of all insurance policies, letters of
     -------------
credit and surety bonds covering or relating to the Business. Except as set forth on Schedule 4.26, there are no pending claims against such insurance by any Seller as to which the insurers have denied coverage or otherwise reserved rights. In the last three years, no Seller has been refused any insurance with respect to the Business nor has its coverage been limited by any carrier to which it has applied for insurance. Schedule 4.26 lists all claims of each
                                    -------------
Seller related to the Business which are currently pending or which have been made with an insurance carrier, and all losses incurred with respect to self-insured risks, in the last three years.

     4.27 Disclaimer of Other Representations and Warranties.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PTEK AND SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THEIR ASSETS, LIABILITIES, OPERATIONS OR PROSPECTS, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE BUYER IS PURCHASING THE MEMBERSHIP INTERESTS AND IS ACQUIRING THE PCI REGULATED ASSETS AND ASSUMING THE PCI LIABILITIES ON AN "AS-IS, WHERE-IS" BASIS.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as otherwise indicated on Buyer's Disclosure Schedule, Buyer represents, warrants and agrees as follows:

     5.1  Organization and Related Matters.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all necessary authority and corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions where the nature of its business requires licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Buyer Material Adverse Effect.

     5.2  Authorization; No Conflicts.

     Buyer has all necessary authority and corporate power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action on Buyer's part. This Agreement constitutes Buyer's legally valid and binding obligation, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Buyer's execution, delivery and performance of this Agreement will not violate, or constitute a breach or default under, Buyer's certificate of incorporation, or under its by-laws. Subject to obtaining the Approvals contemplated in Section 5.4, Buyer's
                                                   -----------
execution, delivery and performance of this Agreement will not violate any Law except for any violation that would not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect.

     5.3  Legal Proceedings.

     There is no Order or Action pending or, to Buyer's Knowledge, threatened against or affecting Buyer that individually or when aggregated with one or more other Orders or Actions has or if determined adversely would have a Buyer Material Adverse Effect.

     5.4  Approvals and Third Party Consents.

     Section 5.4 of Buyer's Disclosure Schedule lists any Approvals by any
     -----------
Governmental Entity and any material Third Party Consents by any Person not a party to this Agreement required in connection with the execution or performance of this Agreement by Buyer.

     5.5  No Brokers or Finders.

     Any brokerage fees and commissions incurred by Buyer will be the sole responsibility of Buyer, and Sellers will have no obligation with respect to any agent, broker, finder, investment or commercial banker or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or the Transaction.

     5.6 Purchase of the Membership Interests; Investment Experience; Restricted Securities.

          (a) The Membership Interests to be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

          (b) Buyer understands that the purchase of the Membership Interests involves substantial risk. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Membership Interests and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Membership Interests and protecting its own interests in connection with this investment.

          (c) Buyer understands that the Membership Interests are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Sellers in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder, such securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act. In this connection, Buyer represents and warrants that it is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     5.7  Tax Liability.

     Buyer has reviewed with its own respective tax advisors the federal, state, local and foreign Tax consequences of the purchase of the Membership Interests by Buyer and the transactions contemplated by this Agreement and the Ancillary Agreements. With respect to the Tax consequences of the purchase of the Membership Interests, Buyer relies solely on such advisors and not on any statements, representations or warranties of PTEK or the Sellers or any of their officers, directors, members, employees, representatives or agents.

     5.8  Investigation; No Additional Representations and Warranties.

          (a) Buyer is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that PTEK and the Sellers are making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. It is understood that any cost estimates, projections or other predictions contained or referred to in Sellers' Disclosure Schedule, in the offering materials that have been provided to Buyer with respect to the Business or that have otherwise been disclosed to Buyer are not and shall not be deemed to be representations or warranties hereunder.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

     6.1  Maintenance of Insurance.

     Each Seller hereby agrees to maintain, through the date of each Seller's transfer of the Contribution Agreement Assets and VCL Assets to the Company and the Final Closing Date in respect of the PCI Regulated Assets, all existing insurance policies covering such Contribution Agreement Assets, VCL Assets or PCI Regulated Assets, except to the extent Contributed Assets are insured by the Company. The Company shall be added as a named insured under the policies of Sellers.

     6.2  Intentionally omitted

     6.3  Access to Information; Notification of Certain Matters.

     From the date hereof through the Final Closing, Buyer and its employees, advisors, attorneys, accountants and other representatives ("Representatives")
                                                             ---------------
and Buyer's lenders and financial sources shall have reasonable access during normal business hours to all properties, Books and Records, Contracts, Permits and other documents of or relating to each Seller relating to the Business in order to make such investigation as they shall deem desirable. Each Seller shall furnish or cause to be furnished to Buyer and its Representatives all data, information and reports concerning the Business and such Seller's properties, including without limitation, access to officers and employees as may reasonably be requested. No such investigation performed or information received by Buyer or any Representative shall affect in any way the liability of Seller for the breach of any representation, warranty, covenant or agreement contained herein or in any Ancillary Agreement.

     6.4  Approvals and Permits.

     Sellers and Buyer each agree to cooperate and use their commercially reasonable best efforts to obtain, and will promptly prepare all registrations, filings and applications, requests and notices preliminary to, all Approvals and Permits that may be necessary to consummate the Transaction, including but not limited to, all registrations, filings and applications, requests and notices preliminary to, all Approvals and Permits necessary for the transfer of the PCI Regulated Assets to the Company subsequent to the Closing. Notwithstanding the foregoing, the risks and all costs, liabilities, lost profits, lost revenues, and all other Losses arising out of or related to the failure of any party to obtain any such Approvals and Permits shall be Buyer's.

     6.5  Government Approvals and Filings.

          (a) As promptly as practicable, Buyer and Sellers will file with the appropriate Government Entity any approvals, if any, as required in connection with consummation of the transactions contemplated hereby.

          (b) The parties acknowledge that they may be required or desire to communicate with Federal and/or state or foreign regulatory, antitrust authorities and other related Persons regarding the Transaction both before and after the Final Closing. Each party agrees to consult with the other in advance of any material communications with governmental authorities or related Persons regarding the Transaction and to cooperate with the other party in connection with any Inquiry arising therefrom. Each party further agrees to forward to the other copies of any material communications sent by it or its Representatives to, or received by it from, any governmental authority or related Persons regarding the Transaction, as well as written summaries of any material oral communications with respect thereto. All significant information will be disclosed to the other party promptly after it is learned or its significance is appreciated. If there is initiated by any Governmental Entity or other Person any investigation, proceeding, litigation, inquiry, hearing, information or data request, or information gathering process relating to the Transaction whether before or after the Final Closing (each, an "Inquiry"), Sellers and Buyer will
                                             -------
use commercially reasonable efforts to coordinate and promptly respond to such Inquiry. The parties will use commercially reasonable best efforts to disclose and make available to each other all material information that is not subject to attorney-client privilege or the work product doctrine in their possession relating to the Transaction.

     6.6  Post-Closing Covenants Regarding Employees.

          (a) Prior to Closing, the Company shall make offers of employment to those employees of Sellers who are employees of the Business as of the Closing and who are listed on Schedule 6.6(a). Such offers of employment shall be
                      ---------------
subject to the Closing and shall be made on such commercially reasonable terms as Buyer may prescribe. Such employees shall not commence employment with the Company until the Closing Date. Those employees who accept the Company's employment offer and who report for duty on the Closing Date are collectively referred to as "Transferred Employees".

          (b) Effective as of the Closing Date, Buyer will take all such actions as are required to cause each of the Transferred Employees to be provided with, as of such date or as otherwise agreed to in the Transition Services Agreement, benefits under Buyer's employee benefit plans, programs, policies and arrangements maintained by Buyer for similarly situated employees of Buyer and its Affiliates and compensation, including cash and other compensation, that are substantially comparable in the aggregate, to the compensation and benefits provided to such employee as of the date of this Agreement. Nothing in this Agreement will be deemed a guarantee of employment for any specified period, and nothing herein will confer upon any employee any right to employment or any right under any benefit, plan, program, policy or arrangement. Transferred Employees will be credited for eligibility and vesting from the Closing Date under the benefit plans, programs and arrangements of Buyer or the Company with their service to Sellers before the Closing Date to the same extent such service was credited under the comparable plans of the respective Seller. The Company will give each Transferred Employee full credit for accrued vacation to the extent accrued on the Final Closing Statement. Buyer will use commercially reasonable efforts to cause its third party providers of its employee benefit plans to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare plan that such employees may be eligible to participate in after the Closing Date. Buyer will use commercially reasonable efforts to provide each Transferred Employee with credit for any co-payments and deductibles paid before the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date to the same extent as if those deductibles or co-payments had been paid under the welfare plans for which such employees are eligible after the Closing Date. Buyer and the Company will not be responsible for any run out or deficit funding obligation for claims prior to the Closing Date. Buyer will cause its 401(k)/profit sharing plan to accept, after the Closing Date, the rollovers of individual distributions of any Transferred Employee's account in any Seller 401(k)/profit sharing plan, including the acceptance in such transfer of any outstanding plan loan of such Transferred Employee.

          (c) Each Seller will be responsible for making continuation coverage under Code Section 4980B and Sections 601-608 of ERISA ("COBRA") available to any Transferred Employee and any eligible spouse or dependent who experiences a "qualifying event," as defined in Code Section 4980B(f)(3), before or as of April 30, 2002. Buyer will be responsible for making continuation coverage under COBRA available to any Transferred Employee and any eligible spouse or dependent who experiences a "qualifying event," as defined in Code Section 4980B(f)(3), after April 30, 2002. Buyer will not, pay for, fund or subsidize the purchase of COBRA continuation coverage by or on behalf of any Transferred Employee, spouse or dependent after the Closing.

          (d) Sellers shall pay all costs and liabilities arising out of the termination of any of Sellers' employees who are not Transferred Employees, including (i) compliance with the requirements of the WARN Act, (ii) administration and payment of severance benefits, and if provided, out placement assistance, (iii) accrued salary, vacation and benefits, whether or not payable under an employment Contract, (iv) providing COBRA benefits under applicable law, and (v) any other related obligations. Buyer and Company shall pay all such costs and liabilities of the type described in clauses (i) through (v) of this paragraph with respect to all Transferred Employees who are terminated after the Closing to the extent accrued on the Final Closing Statement or incurred after Closing.

          (e) The Company may with notice to Sellers request delivery of the original Books and Records pertaining to the personnel files of the Transferred Employees. Thereafter, the Company shall provide copies of such Books and Records to Sellers upon any Seller's reasonable request.

          (f) After the Closing, the Company or Buyer shall adopt a cafeteria plan under Section 125 of the Code for the benefit of the Transferred Employees. At the Closing, Sellers shall provide to Buyer a list of Transferred Employees participating in Sellers' cafeteria plan, together with a list of their elections, and any balances in their respective accounts as of the Closing Date.

     6.7  Intentionally Omitted.
          ----------------------

     6.8  Covenants Not to Compete and Not to Solicit.

          (a) As an inducement for Buyer to enter into this Agreement, PTEK and each Seller agrees that for five (5) years following the date hereof at any time or for any reason, PTEK and each Seller shall not, and shall cause its Affiliates, successors and assigns not to, anywhere in the world (other than Australia or New Zealand), directly or indirectly (a) engage, without the prior express written consent of Buyer, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (except as a holder of less than five percent (5%) of the combined voting power of the outstanding stock of a publicly held company) or in any other individual, corporate or representative capacity, or render any services or provide any advice to any business, activity, person or entity, if PTEK or such Seller knows or reasonably should know that such business, activity, service, person or entity, directly or indirectly, competes in any material manner with the Protected Business, or (b) meaningfully assist, help, finance or otherwise support, without the prior express written consent of Buyer, any person, business, corporation, partnership, or other entity or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than in the capacity as a stockholder of less than five percent (5%) of the combined voting power of the outstanding shares of stock of a publicly held company) or in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity if PTEK or such Seller knows or reasonably should know that such business or activity, directly or indirectly competes in any material manner with the Protected Business. As used herein, "Protected Business" shall mean the provision of hosted voice mail box, network/broadcast voice messaging, long-distance calling card and inbound interactive voice response customer management services; provided, however, that "Protected Business" shall not include the products and services offered by PTEK's subsidiaries and Affiliates other than the Company and Sellers as of the date of this Agreement, or USA.net, Inc. (in which an Affiliate of PTEK owns a minority equity interest), all as further described on Schedule 6.8.
                                              ------------

          (b) As an inducement for Buyer to enter into this Agreement, PTEK and each Seller agrees that for five (5) years following the date hereof at any time or for any reason, PTEK and each Seller shall not, and shall cause its Affiliates, successors and assigns not to, directly or indirectly (i) with respect to the Protected Business, take any action to solicit or divert any business (or Potential Business) or clients or customers (or Potential Client or Potential Customer) away from the Company or any of its Affiliates who they come in contact with or are involved in the Business, (ii) induce customers, Potential Customers, clients, Potential Clients, suppliers, agents or other persons under contact or otherwise associated or doing business with respect to the Business with the Company, or any of its Affiliates to terminate, reduce or alter any such associates or business with respect to the Protected Business with or from the Company or any of its Affiliates, and/or (iii) induce any person in the employment of the Company or any of its Affiliates in the Business to (a) terminate such employment, (b) accept employment, or enter into any consulting arrangement, with anyone other than the Company or any of its Affiliates, and/or (c) with respect to the Protected Business, interfere with the customers, suppliers, or clients of the Company or any of its Affiliates in any manner. For one (1) year following the Closing Date, neither PTEK nor any of its Affiliates shall hire or employ any employee to whom an offer of employment was made pursuant to Section 6.6(a) and who did not become a Transferred
                     --------------
Employee.

          (c) PTEK and each Seller hereby agrees that the Confidential Information, Intellectual Property and Proprietary Information of the Business shall upon the Closing become the property of Buyer or the Company and that PTEK and each Seller will not directly or indirectly disclose to any person, or use or otherwise exploit for its own benefit or for the benefit of any person, other than the Company and/or its Affiliates, any Confidential Information or Proprietary Information other than any of the foregoing which becomes public information without any breach of this Agreement by PTEK or such Seller, except in each case where disclosure shall be required by applicable Law, after reasonable prior notice to Buyer and the Company such that they would have the opportunity to obtain an appropriate protective order.

          (d) The parties to this Agreement agree that (i) if PTEK or any Seller breaches any provision of this Section 6.8, the damage to Buyer will be
                               -----------
substantial, although difficult to ascertain, and money damage will not afford Buyer an adequate remedy, and (ii) if PTEK or any Seller is in breach of any provision of this Section 6.8, or threatens a breach of any provision of this
                  -----------
Section 6.8, Buyer and the Company shall be entitled, in addition to all other
-----------
rights and remedies as may be provided by law, to specific performance and injunctive and other equitable relief, without posting of any bond or other security, to prevent or restrain a breach of any provision of this Section 6.8.
                                                                   -----------
The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

     6.9  Actions to Effect Transaction and Obtain Consents.

          (a) Each of the parties shall use its reasonable efforts to consummate and make effective as promptly as practicable the transactions contemplated hereby and to assist each other in their respective efforts to obtain all necessary waivers, consents and approvals from other parties. From and after the Closing, Buyer and each Seller agree to cooperate and shall use their commercially reasonable efforts to obtain any Third Party Consent that is required to be made or obtained by PTEK or such Seller (i) by virtue of the execution, delivery or performance of this Agreement; (ii) to avoid the loss of any Permit or the breach of any contract or the creation of an Encumbrance on any of the assets of the Business; or (iii) to enable Buyer and the Company to own and operate the Business following the Closing Date as it is operated on the date hereof. Notwithstanding the foregoing, the risks and all costs, liabilities, lost profits, lost revenues, and all other Losses arising out of or related to the failure of any party to obtain any such Third Party Consent shall be Buyer's.

          (b) To the extent that any Contract or right included in the Contributed Assets is not capable of being assigned or transferred without the consent or waiver of the other party thereto, or any third person, or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict or is otherwise not practicable, this Agreement shall not constitute an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof until the earlier to occur of (i) the time that the appropriate consent or waiver is obtained, and (ii) one year from the Closing. To the extent, and until, any Contract or right included in the Contributed Assets is not assigned hereunder (the "Non-Assigned Contracts"), then the Sellers shall use commercially reasonable efforts to preserve and provide to Company the benefit (including the economic benefit thereof) of the Non-Assigned Contracts to the extent received by Sellers. If Sellers shall have made such arrangements with respect to any Non-Assigned Contracts, Company will assume the obligations of Sellers to be performed on and after the Closing and will perform and fulfill such obligations as though such Non-Assigned Contracts have been assigned to Company, in each case except as otherwise provided in the Management Services Agreement. During any such time Company is performing the Non-Assigned Contracts, Company and Buyer shall indemnify, defend and hold harmless PTEK and Sellers, and the Seller Indemnified Parties, for all Losses arising out of or related to the failure to assign, or obtain a consent to assign or to the purchase of membership interests, with respect to such Non-Assigned Contract.

     6.10 Litigation Support.

          (a) In the event and for so long as any party to this Agreement actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (each, a "Claim") in
                                                                     -----
connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business, the other party will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their Books and Records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, including without limitation reimbursement of the reasonable cost of time spent by the employees of the party making such employees available (unless the contesting or defending party is entitled to indemnification therefor under Article X below).
                                           ---------

          (b) Notwithstanding subsection (a), PTEK and PCI shall use their reasonable best efforts to permit the Company to take title to the Telecare Assets, including, without limitation, joining in any Action required to effect the transfer of rights in the Telecare Assets to the Company, and making its counsel, personnel, Books and Records available for any proceeding related to the Telecare Assets; provided, however, that the Company
                                           --------  -------
shall act as the lead party in any such Action and retain its own counsel at its expense.

     6.11 Capital Leases and Included Real Property Leases.

          (a) At Closing, Buyer shall assume those Capital Leases included in the Assumed Liabilities. Prior to and after the Closing, Buyer will use commercially reasonable efforts to cause PTEK and any Sellers to be released with respect to any Capital Leases guaranteed in whole or in part by PTEK or any Seller, or for which PTEK or any Seller would otherwise remain liable after the Closing, including if necessary by offering the substitution of GTG Holdings, Inc. as a guarantor or joint and several obligor under any of such Capital Leases pursuant to a form of guarantee that is satisfactory to such capital lessor.

          (b) Prior to and after Closing, Buyer shall use its commercially reasonable efforts to cause Sellers to be released from all guarantees by and other obligations of Sellers with respect to any Included Real Property Leases that are guaranteed in whole or in part by any Seller or for which any Seller would otherwise remain liable after the Closing, including if necessary by offering the substitution of GTG Holdings, Inc. as a guarantor or joint and several obligor under any of such Included Real Property Leases pursuant to a form of guarantee that is satisfactory to such lessor.

     6.12 PCI Post-Closing Operations.

          (a) PCI will, after the Closing, continue to provide the Business' services to customers of the Business that require the provider to be licensed with a federal or state governmental authority, which services constitute "Telecommunications Services" as such term is defined in The Communications Act of 1934, as amended by The Telecommunications Act of 1996 (the "Telecommunications Services"). PCI will retain the PCI Regulated Assets for the purpose of allowing it to continue to provide such Telecommunications Services pending the Final Closing and the completion of the transfer of such PCI Regulated Assets to Buyer pursuant to the provisions of Article II. During such interim period, the Company shall manage PCI's provision of all the Telecommunications Services pursuant to a Management Services Agreement to be entered into at the Closing.

          (b) Subsequent to the Closing and until such time as the Final Closing occurs, PCI will promptly notify Buyer if it, PTEK, or any of the other Sellers, obtains knowledge of any fact or event, change or circumstance occurs relating to the PCI Regulated Assets that had it occurred prior to the execution of this Agreement, would have been disclosed on the Schedules hereto.

          (c) Subsequent to the Closing and until such time as the Final Closing occurs, pursuant to the Management Services Agreement, PCI shall cooperate with the Company so that the Company may make all payments required to conduct business using the PCI Regulated Assets and PCI shall continue to comply with all state and federal regulatory requirements applicable to the PCI Regulated Assets.

          (d) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Final Closing, PTEK, PCI and the Converted

Companies, shall not, with respect to the PCI Regulated Assets, without the written consent of Buyer:

               (i) Sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of the PCI Regulated Assets;

               (ii) Incur or suffer to exist any Encumbrance on the PCI Regulated Assets, other than Permitted Encumbrances;

               (iii) Initiate, compromise, or settle any litigation or arbitration proceeding relating to the PCI Regulated Assets (other than Actions related to the Telecare Assets with he consent of Buyer);

               (iv) Enter into, or otherwise modify, amend, violate or terminate any Contract of the Business, or waive, release or assign any rights or claims relating to the PCI Regulated Assets;

               (v) Make or commit to make any capital expenditures, or purchases of supplies or equipment, or other incurrence of liabilities that would be PCI Liabilities, except pursuant to the Management Services Agreement;

               (vi) Fail to give all notices and other information required to be given by PCI to any applicable government authority under applicable law in connection with the transactions provided for in this Agreement;

               (vii) Directly or indirectly, through its Affiliates, officers, directors, employees, representatives and agents, encourage, solicit, initiate, engage or participate in discussions or negotiations with any Person (other than Buyer or its Affiliates) concerning any sale of the PCI Regulated Assets;

               (viii) Subject to the proviso in Section 6.10(b), take or fail to
                                                ---------------
take any action that would prevent, hinder, or delay the acquisition of the Telecare Assets by the Company; and

               (ix) Take, or agree to take, any action that would result in the failure of the Bill of Sale and Assignment and Assumption Agreement to comply with Section 3.5.
     -----------

     6.13 Centigram Licensed Premises.

          (a) Each applicable Seller, as the "tenant" under each of the lease agreements (collectively, "Centigram Site Leases") with respect to each such premises (such Seller or any successor, assign, or successor-in-interest as such "tenant" is referred to as "Licensor" for purposes of this Section 6.13), hereby
                                                           ------------
grants to Company a license to use each of the premises identified on Schedule
                                                                      --------
6.13 hereto (collectively, the "Licensed Premises") for the sole purpose of
----
operating, maintaining, repairing, replacing and/or removing the centigram equipment located therein as of the date hereof and performing and otherwise complying with the duties and obligations of Company under this Section 6.13.
                                                                ------------
Each such license shall be subject to the following terms and conditions, and Company hereby covenants and agrees as follows with respect to each Licensed Premises and each Centigram Site Lease:

               (i) Term. The term of each license granted under this Section
                                                                     -------
6.13 shall commence on the Closing Date and shall expire upon the expiration of
----
the term of the applicable Centigram Site Lease, subject to earlier termination or expiration as set forth in this Section 6.13.
                                   ------------

               (ii) Provisions of the Centigram Site Leases.

                    (1) Company shall pay for the use of the Licensed Premises monthly, based on the Seller's actual cost, in accordance with the terms of the Transition Services Agreement. Company shall be responsible for the repair and maintenance of the Licensed Premises and for complying with any rules and regulations promulgated by the respective "landlords" thereunder during the terms of the applicable licenses. Except as expressly set forth hereinabove, all duties, obligations, liabilities and responsibilities of Licensor as "tenant" under each Centigram Site Lease shall remain the duties, obligations, liabilities and responsibilities of Licensor. To the extent of Company's obligations thereunder, Licensor shall have all of the rights of the "landlord" under the applicable Centigram Site Lease as against Company.

                    (2) Company covenants and agrees that Company will not knowingly do anything that would cause a default by Licensor under any Centigram Site Lease.

                    (3) Each license granted in this Section 6.13 and any other
                                                     ------------
rights of Company in connection therewith are hereby expressly made subject and subordinate to the applicable Centigram Site Lease. Company acknowledges that its possession and use of each of the Licensed Premises shall at all times be subject to the rights of the "landlord" under the applicable Centigram Site Lease. Upon the expiration of the term of any Centigram Site Lease or any earlier termination thereof, the license with respect to the Licensed Premises thereunder, and any other rights of Company with respect thereto, shall automatically be extinguished and terminated as of the date of such termination or expiration. Licensor shall provide Company with at least thirty (30) days' written notice prior to any early termination of a Centigram Site Lease. In such event, all payments due under the Transition Services Agreement in connection with the Centigram Site Leases for the month during which such termination or expiration occurs shall be prorated from the first day of the month through and including such termination or expiration date, and neither party shall thereafter have any duty, obligation, covenant, agreement, liability or responsibility to the other arising out of this Agreement relating to periods of time after such termination or expiration date, except as set forth hereinbelow.

               (iii) Equipment. All furniture, fixtures, and equipment of Seller (including, without limitation, any centigram equipment) located in any Licensed Premises at Closing shall be deemed to be a part of the FF&E, and in no event shall Licensor have any duties, obligations, responsibility, or liability whatsoever with respect thereto (including, without limitation, with respect to the maintenance and repair thereof). Company may remove, sell, or retain such equipment in the Licensed Premises in Company's sole discretion.

               (iv) "As Is" Condition; Alterations. Company agrees to accept each Licensed Premises in its "as is" condition, as of the date of this Agreement. Company shall be permitted to make any alterations, additions, installations or improvements of any kind to any Licensed Premises to the extent "tenant" is permitted to do so under each applicable Centigram Site Lease.

               (v) Assignment and Other Transfers. Company shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of any Licensed Premises or any license or other rights with respect thereto or permit any person other than Licensor or Company or an affiliate of Company to use the Licensed Premises without (i) the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned, or delayed, or (ii) if all of the Membership Interests or all or substantially all of the assets of the Company are sold.

               (vi) Indemnity. Company shall indemnify and hold harmless Licensor from and against any and all claims arising from Company's use of any Licensed Premises, or from the conduct of Company's business or from any activity, work or thing done, permitted or suffered by Company in or about any Licensed Premises or elsewhere. Company agrees that should any action or proceeding be brought against Licensor by reason of any such claim, upon notice from Licensor, Company shall defend the same at Company's expense by counsel reasonably satisfactory to Licensor. Sellers shall indemnify and hold harmless Company from and against any and all claims in connection with the Licensed Premises or the Centigram Site Leases arising out of events occurring prior to the Closing Date or after the expiration or termination of the applicable license. Sellers agree that should any action or proceeding be brought against Company by reason of any such claim, upon notice from Company, Sellers shall defend the same at Sellers' expense by counsel reasonably satisfactory to Company. The terms and provisions of this subparagraph (vi) are cumulative of and in addition to any other term or provision of this Agreement.

               (vii) Holdover. Company shall indemnify and hold harmless Licensor from and against any and all claims arising from any hold over not approved by Licensor.

               (viii) Access. Licensor and its agents shall have the right to enter any Licensed Premises at reasonable times, upon reasonable notice to Company, for the purpose of inspecting the same. In addition, Licensor shall have the right to enter the Licensed Premises to perform such actions as are required of it as tenant pursuant to the applicable Centigram Site Lease.

          (b)  Termination.

               (i) In the event Licensor receives any written notice of termination from the landlord under any Centigram Site Lease (including, without limitation, any such notice relating to the termination of any month-to-month tenancy resulting from any hold over beyond the expiration date of the applicable Centigram Site Lease), Licensor shall, promptly after receipt of same, give written notice thereof to Company's Representative and otherwise in accordance with Section 11.11 hereof.
                -------------

               (ii) Notwithstanding anything to the contrary contained herein, Company shall not have the right to terminate any license granted hereunder until the expiration of the current term of the applicable Centigram Site Lease, including any month-to-month tenancy resulting from any holdover; provided, however, that Company shall have the right to terminate any such license granted hereunder upon forty-five (45) days written notice thereof addressed to Licensor's Representative and otherwise in accordance with Section 11.11 hereof
                                                           -------------
if the applicable Centigram Site Lease is terminable by Licensor with thirty
(30) days notice, in which event such license shall terminate upon such termination.

     The terms and provisions of this Section 6.13 shall survive the Closing.
                                      ------------

                                  ARTICLE VII
                                   TAX MATTERS

     7.1  Tax Indemnification; Tax Returns.

          (a) All Taxes of the Company and all Taxes related to the Business for taxable periods beginning before the Closing Date and ending on or after the Closing Date will be allocable between the partial taxable period ending on the Closing Date and the partial period beginning on the day after the Closing Date and ending at any time thereafter by means of closing the books and records for each of the Company, the Converted Companies and the Business on the Closing Date, provided that any such Taxes that are calculated on an annual basis shall be based upon the assessment in place as of the Closing Date and shall be allocated between the partial taxable period ending on the Closing Date and the partial taxable period beginning on the day after the Closing Date in proportion to the number of days in each such partial taxable period. Taxes allocated to the partial taxable period ending on the Closing Date, including, without limitation, except as provided in Section 7.4, any and all Taxes payable as a
                                  -----------
result of the transactions contemplated by this Agreement (the "Indemnified Tax Liabilities") shall be paid by Sellers, and the Buyer Indemnified Parties shall be indemnified and held harmless by Sellers, jointly and severally, from and against any and all such Taxes. Taxes allocable to the partial taxable periods beginning on the day after the Closing Date and ending at any time thereafter are the responsibility of Buyer and Buyer shall pay such Taxes or cause such Taxes to be paid and shall indemnify and hold PTEK, Sellers and their Affiliates harmless from and against any and all such Taxes.

          (b) Each Seller shall be liable for, shall pay or cause to be paid and shall indemnify and hold Buyer and its Affiliates, including, after the Closing, the Company, and all of their officers, liabilities, costs, expenses (including reasonable attorneys' fees and the cost and expenses of enforcing such indemnification against Sellers), interest and penalties, if any, arising out of or based upon or for or in respect of each of the following: (i) any and all Taxes with respect to the Business or the Company for any taxable period (or any partial period) ending on or before the Closing Date; (ii) any and all Taxes of Sellers; (iii) any and all Taxes resulting solely from the Company's having been included in any consolidated, combined or unitary tax return that included Sellers or the Company for any taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations (other than any liability arising under such Treasury Regulation or analogous law by reason of the Company becoming a member of the consolidated, combined or unitary group of which Buyer is a member); (iv) any and all other Taxes with respect to the Business or the Company for any Tax period ending on or prior to the Closing Date or with respect to periods beginning before the Closing Date and ending after the Closing Date to the extent allocated to the Company or to the Sellers pursuant to Section 7.1(a) hereof and not previously paid.
   --------------

          (c) Each Seller will be responsible for the preparation and filing of all Tax Returns for such Seller and the Converted Companies for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Sellers which include the operations of the Business, the Company and the Converted Companies for any period ending on or before the Closing Date). Buyer will be responsible for the preparation and filing of all Tax Returns for the Business and the Company for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of Sellers will include the operations of the Business and the Company).

     7.2  Tax Cooperation.

     After the Closing, Sellers and Buyer will, and Buyer will cause its Affiliates to, cooperate fully with each other in the preparation and filing of all Tax Returns and any Tax investigation, audit or other proceeding regarding the Business (a "Tax Proceeding") and will provide, or cause to be provided, any records and other information in their possession or control or in the control of their representatives reasonably requested by such other party in connection therewith as well as access to, and the cooperation of, their respective auditors. Buyer will notify Sellers in writing promptly upon receipt by Buyer or any Affiliate of Buyer of any notice of any pending or threatened audits or assessments relating to Taxes other than Taxes as to which Sellers and/or their Affiliates have no indemnification obligation or other liability relating to Taxes. Sellers will have the right to control the handling and disposition of such audit and any related administrative or court proceeding (and to employ counsel of their choice at their expense) if the audit or proceeding might result in increased Tax liabilities of Sellers or any of their Affiliates for the period covered by the Tax Proceeding or an increase in its indemnification obligations to Buyer under this Agreement, provided that Sellers submits to Buyer an executed acknowledgement that they are liable for those Taxes payable for taxable periods (or portions thereof) ending on or before the Closing Date resulting from such contest. In any such audit or contest, Buyer will take such action as Sellers may by written notice reasonably request in connection with such audit or contest, at Sellers' expense. If the outcome of the Tax Proceeding could have an adverse effect on Buyer or its Affiliates, then Buyer may participate in the Tax Proceeding and Sellers will use commercially reasonable efforts to keep Buyer fully informed in a timely manner as to the status and resolution of the Tax Proceeding. Buyer and Sellers will bear their respective costs and expenses in connection with any Tax Proceeding.

     7.3  Maintain Records.

     Until the later of seven (7) years after the Closing Date or the expiration of the applicable statute of limitations for the Tax Return in question, Buyer and Sellers will maintain all Tax records, working papers, and other supporting financial records and documents relating to the Tax Returns filed by, on behalf of, or relating to any Taxes for the last closed year and for all open years (including the taxable year in which the Closing Date occurs) relating to the purchase of the Purchased Assets. At the end of the period set forth above, Sellers or Buyer, as the case may be, may dispose of such documents, provided that notice of such disposition must be given to the other party at least sixty (60) days in advance of such disposition. Upon receipt of such notice, Sellers or Buyer, as the case may be, may request, at the requesting party's expense, that such documents be delivered to them instead of disposing of such documents.

     7.4  Transfer Taxes.

     Notwithstanding anything herein to the contrary, all sales, use, gross receipts, registration, business and occupation, transfer, stamp duty, securities transactions, real estate, and similar taxes and notarial fees assessed or payable in connection with the transfer of the Purchased Assets or other transactions contemplated by this Agreement, regardless of whether such taxes become due or payable on or after the Closing Date, shall be paid by Sellers, and promptly upon receipt of supporting documentation, one-half of the amount paid shall be reimbursed to Sellers by Buyer or the Company. Notwithstanding the foregoing, PTEK or VCL shall pay all transfer taxes associated with the VCL Agreement.

     7.5  Tax Sharing Agreements.

     As of the Closing Date, any and all Tax Sharing, indemnity or allocation agreements shall terminate as between the Company on the one hand, and PTEK or any of its subsidiaries or Affiliates, on the other hand.

     7.6  Survival of Obligations.

     The obligations of the parties set forth in this Article VII shall be unconditional and absolute and shall remain in effect without limitation as to time, except that the obligations to indemnify and hold harmless a party hereto pursuant to Section 7.1 shall terminate at the time the applicable statutes of
            -----------
limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof); provided, however, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the indemnitee or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

                                  ARTICLE VIII
                             CONDITIONS OF PURCHASE

     8.1  General Conditions.

     The obligations of the parties to effect the Closing will be subject to the following conditions, unless waived in writing by both parties:

          (a) No Law or Order will have been enacted, entered, issued, promulgated or enforced by any Governmental Entity at what would otherwise be the Closing Date that prohibits or restricts the transactions contemplated by this Agreement; and

          (b) All Approvals required to be obtained from any Governmental Entity will have been received or obtained on or before the Closing Date, other than those Approvals relating to and necessary to transfer the PCI Regulated Assets on the Final Closing Date, and other than such Approvals the failure of which to obtain would not prevent or materially delay the consummation of the transactions contemplated by this Agreement, or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a Buyer Material Adverse Effect.

     8.2  Conditions to Obligations of Buyer.

     The obligations of Buyer to effect the Closing will be subject to the following conditions, unless waived in writing by Buyer:

          (a) The representations and warranties of PTEK and each Seller in this Agreement will be true at the Closing Date with the same effect as though made at such time except for any failure that, individually or in the aggregate, has not resulted in or would not result in a Material Adverse Effect;

          (b) PTEK and each Seller will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date except for any failure that, individually or in the aggregate, has not resulted in and would not result in a Material Adverse Effect;

          (c) PTEK and each Seller will have delivered to Buyer a certificate of such Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by an executive officer of such Seller to the effect set forth in paragraphs (a) and (b) of this Section 8.2;
                               -----------

          (d) PTEK and each Seller, as applicable, shall have delivered to Buyer a duly executed counterpart of the Ancillary Agreements;

          (e) All actions to be taken by each Seller in connection with the consummation of the transactions contemplated hereby and the form and substance of all certificates, instruments and other documents delivered to Buyer under this Agreement shall be reasonably satisfactory in all material respects to Buyer and its counsel;

          (f) Each Seller shall have delivered to the Company a general conveyance document and contract, patent, copyright and trademark assignments dated the Closing Date transferring title to the Contributed Assets in such form as Buyer reasonably requests;

          (g) VCL shall have delivered to the Company grant deeds and any other instrument of conveyance required to vest in the Company good title in fee simple to the owned real property assets of VCL; and

          (h) Buyer shall have received from each of Kilpatrick Stockton LLP, counsel for PTEK and Sellers, and Friend, Hudak & Harris, counsel for PTEK and Sellers, its opinion dated the Closing Date.

     8.3  Conditions to Obligations of PTEK and each Seller.

     The obligations of PTEK and each Seller to effect the Closing will be subject to the following conditions, unless waived in writing by PTEK:

          (a) The representations and warranties of Buyer in this Agreement will be true at the Closing Date with the same effect as though made at such time except for any failure that, individually, or in the aggregate, has not resulted in or would not result in a Buyer Material Adverse Effect;

          (b) Buyer will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date except for any failure that, individually, or in the aggregate, has not resulted in and would not result in a Buyer Material Adverse Effect;

          (c) Buyer will have delivered to Sellers a certificate of Buyer in form and substance satisfactory to Sellers, dated the Closing Date and signed by an executive officer of Buyer to the effects set forth in paragraphs (a) and (b) of this Section 8.3;
        -----------

          (d) Buyer will have delivered to Seller (i) a duly executed counterpart of the Ancillary Agreements, as applicable, and (ii) such other documents required to be delivered by Buyer hereunder; and

          (e) PTEK and Sellers shall have received from Riordan & McKinzie, counsel for Buyer, an opinion dated the Closing Date.

                                   ARTICLE IX
                           TERMINATION OF OBLIGATIONS;
                  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

     9.1  Termination of Agreement.

     Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing as follows and in no other manner:

          (a) By mutual consent in writing of Buyer and PTEK.

          (b) By either Sellers or PTEK by written notice to the Buyer if any Governmental Entity has issued an Order or taken any other actions (which the parties will use their commercially reasonable efforts to lift), in either case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action becomes final and nonappealable.

          (c) By Buyer by giving written notice to PTEK and the Sellers at any time prior to the Closing in the event that PTEK, the Sellers or the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified PTEK in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach.

          (d) By PTEK by giving written notice to Buyer at any time prior to the Closing in the event that Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, PTEK has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach.

          (e) By either Buyer or PTEK, by written notice to the other party, if the Closing shall not have occurred on or before March 29, 2002, and such failure to consummate the transaction is not caused by a breach of this Agreement by the terminating party or the failure of the terminating party to obtain any required consent or approval.

     9.2  Effect of Termination.

     If this Agreement is terminated pursuant to Section 9.1, all further
                                                 -----------
obligations of the parties under this Agreement will terminate without further liability of any party to another; provided, however, that the obligations of the parties contained in Section 11.9 (Confidentiality) and Section 11.12
                         ------------                       -------------
(Expenses) will survive any such termination. A termination under Section 9.1
                                                                  -----------
will not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy, including specific performance if available, for any such breach or misrepresentation.

     9.3  Non-Survival of Representations and Warranties.

     The representations and warranties contained in or made pursuant to this Agreement, the Contribution Agreement and VCL Agreement will expire at Closing or the Final Closing, as the case may be. For the avoidance of doubt, terms of the Transaction as set forth in Article II are not representations or warranties
                                ----------
for purposes of this Section 9.3.
                     -----------

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 Obligations of Sellers and PTEK.

     PTEK and each Seller, jointly and severally, agrees to indemnify and hold harmless Buyer, the Company and their directors, officers, employees, stockholders, Affiliates, agents, representatives, successors and assigns (collectively, "Buyer Indemnified Persons") from and against any and all Losses directly or indirectly, as a result of, or based upon or arising from or resulting from any of the (i) Excluded Liabilities (as defined in the Contribution Agreement) or (ii) the breach or non-performance of any covenant or agreement of any Seller in this Agreement or any Ancillary Agreement.

     10.2 Obligations of Buyer and the Company.

     Buyer and the Company, jointly and severally, agree to indemnify and hold harmless PTEK and each Seller and their directors, officers, employees, stockholders, Affiliates, agents, representatives, successors and assigns (collectively, "Seller Indemnified Persons") from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from
(i) Buyer's or the Company's conduct and operation of the Business after the Closing, (ii) the Assumed Liabilities, (iii) subject to Sellers' obligations with respect thereto, the failure of any party to obtain any Approval, Permit or Third Party Consent, or (iv) the breach or non-performance of any covenant or agreement of Buyer in this Agreement or any Ancillary Agreement.

     10.3 Procedure.

          (a) Any party seeking indemnification with respect to any Loss (the "Indemnified Party") will in writing promptly (but in any event within such
 -----------------
period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim) notify the party required to provide indemnity hereunder (the "Indemnifying Party") in accordance with Section 11.11, provided, that the
      ------------------                      -------------  --------
failure to give such notice shall not affect the right of the Indemnified Party to indemnification except to the extent the failure to give notice prejudices the Indemnifying Party's ability to defend any claim.

          (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party (a "Third Party Claim"), the Indemnified Party
                                  -----------------
will, upon notice of the claim or demand, promptly notify the Indemnifying Party, and the Indemnifying Party will defend and/or settle any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not promptly defend or settle any such claims, the Indemnified Party will have the right to control any defense or settlement, at the expense of the Indemnifying Party. No claim will be settled or compromised without the prior written consent of each party to be affected, with such consent not being unreasonably withheld, and without an unconditional release from liability of the Indemnified Party. The Indemnified Party will at all times also have the right to participate fully in the defense at its own expense unless there is, under applicable law, a conflict on any significant issue between Indemnifying Party and Indemnified Party, in which case the fees and expenses of one counsel in respect of such claim incurred by the Indemnified Party will be paid by Indemnifying Party. The parties will cooperate in the defense of all Third-Party Claims that may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

          (c) If the Indemnified Party has a claim against the Indemnifying Party that does not involve a Third Party Claim (an "Inter-Party Claim", and
                                                     -----------------
together with a Third Party Claim, an "Indemnifiable Claim"), the Indemnified
                                       -------------------
Party will notify the Indemnifying Party with reasonable promptness of the claim, and, to the extent known, specifying the nature, estimated amount and the specific basis for the claim. The Indemnifying Party will respond within thirty
(30) days of receipt of the notice of an Inter-Party Claim. If the Indemnifying Party fails to respond, the claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party, subject only to proof of the amount of Loss. If the Indemnifying Party timely disputes the claim, the Indemnified and the Indemnifying Party will negotiate in good faith to resolve the dispute, and if not resolved, either party may pursue whatever remedies it may have.

          (d) All payments made pursuant to this Article X shall be treated as adjustments to the Purchase Price.

          (e) All indemnity payments shall be made in cash upon settlement or resolution of any claim for indemnification, unless the Indemnified Party otherwise agrees.

     10.4 Exclusive Remedy.

     Following the Closing Date, notwithstanding anything in this Agreement to the contrary, and except for claims for fraud or claims for specific performance or injunctive relief, the indemnification provisions contained in this Agreement shall be the exclusive remedy for any breach of any of the covenants or agreements made by the parties in this Agreement or any of the Ancillary Agreements or any facts or circumstances constituting such a breach.

     10.5 Limitation on Indemnification.

     No claim for indemnity under this Agreement shall be asserted by, and no liability for such indemnity shall be enforced against, any party to the extent the Indemnified Party has theretofore actually received indemnification or insurance proceeds related to such claim.

                                   ARTICLE XI
                                     GENERAL

     11.1 Amendments; Waivers.

     Except as expressly provided herein, this Agreement and any attached Schedule or Exhibit may be amended only by agreement in writing of all parties thereto. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     11.2 Schedules; Exhibits; Integration.

     Each Schedule and Exhibit delivered pursuant to the terms of this Agreement must be in writing and will constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits, and the other agreements and instruments delivered at Closing, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     11.3 Further Assurances.

     Each party will execute and deliver, both before and after the Closing, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement the Transaction or to evidence such events or matters, or, in the case of Sellers, to grant the Company title to any Contributed Asset that should have been delivered at the Closing or the Final Closing pursuant to the terms hereof, but was not.

     11.4 Governing Law.

     This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

     11.5 No Assignment.

     Neither this Agreement nor any rights or obligations under it are assignable by one party without the prior written consent of the other party, except that Buyer, PTEK or Sellers may pledge any rights hereunder to financing sources or lenders, without the other parties' consent, provided that no such pledge shall relieve the assigning party of any of its obligations hereunder.

     11.6 Headings.

     The descriptive headings of the Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     11.7 Counterparts.

     This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party.

     11.8 Publicity and Reports.

     PTEK and Buyer will coordinate all publicity relating to the Transaction and no party will issue any press release, publicity statement or other public notice relating to this Agreement, or the Transaction, without the prior approval of the other party to the text of such press release, publicity statement or other public notice (such approval not to be unreasonably withheld), unless the party has consulted with independent legal counsel and concluded based on such advice that a particular action is required by applicable law or stock exchange rules.

     11.9 Confidentiality.

     Each of PTEK and Buyer agrees that all non-public, confidential information so received from the other party is deemed received pursuant to the confidentiality agreement, dated as of May 14, 2001 between PTEK and Buyer's Affiliate (the "Confidentiality Agreement") and each party will, and will cause
                -------------------------
its Representatives (as defined in the Confidentiality Agreement) to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein. For the avoidance of doubt, non-public, confidential or proprietary information or copies thereof retained by PTEK and Sellers regarding the Business is governed by the Confidentiality Agreement.

     11.10 Parties in Interest.

     This Agreement is binding upon and will inure to the benefit of each party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     11.11 Notices.

     Any notice or other communication hereunder must be given in writing and:
(a) delivered in person; (b) transmitted by facsimile; (c) delivered via an overnight courier service of national reputation; or (d) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

     If to Buyer, addressed to:

     Voicecom Telecommunications, Inc.
     c/o Gores Technology Group
     6260 Lookout Road
     Boulder, CO  80301
     Attention:  Chief Financial Officer
     Telecopier:  (303) 531-3200

     With copies to:

     Gores Technology Group
     10877 Wilshire Boulevard, Suite 1805
     Los Angeles, CA  90024
     Attention:  General Counsel
     Telecopier:  (310) 443-2149

     and

     Riordan & McKinzie
     300 South Grand Avenue, 29th Floor
     Los Angeles, CA  90071
     Attention:  Thomas A. Waldman, Esq.
     Telecopier:  (213) 229-8550

     If to PTEK or Sellers, addressed to:

     c/o PTEK Holdings, Inc.
     The Lenox Building, Suite 700
     3399 Peachtree Road NE
     Atlanta, GA  30326
     Attention: General Counsel
     Telecopier:  (404) 504-2347

     With a copy to:

     Kilpatrick Stockton LLP
     1100 Peachtree Street
     Suite 2800
     Atlanta, GA 30309-4530
     Attention: David A. Stockton
     Telecopier: (404) 815-6555

or to such other address or to such other Person as either party has last designated by such notice to the other party. Each such notice or other communication will be effective: (a) if given by facsimile, when transmitted to the applicable number so specified in this Section 11.11 and an appropriate
                                           -------------
answer is received; (b) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as above; (c) if given by overnight courier service of national reputation, one day after such communication is deposited with such courier service; or (d) if given by any other means, when actually received at such address.

     11.12 Expenses.

     Sellers and Buyer will each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the Transaction, including, the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

     11.13 Waiver.

     No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

     11.14 Attorney Fees.

     If there is any Action for the breach of this Agreement by any party, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses incurred in such Action (including an allocable portion of in-house attorney costs). Attorneys fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, will not be deemed merged into any such judgment.

     11.15 Representation By Counsel; Interpretation.

     Sellers and Buyer each acknowledge that each has been represented by counsel in connection with this Agreement and the Transaction. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this

Agreement will be interpreted in a reasonable manner to effect the intent of Buyer, PTEK and Sellers.

     11.16 Severability.

     If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

     11.17 Specific Performance.

     Sellers and Buyer each acknowledge that, in view of the uniqueness of the Business and the Transaction, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that each party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                     "BUYER"

                                     VOICECOM TELECOMMUNICATIONS,
                                     INC.


                                     By:          /s/Angela Blattels
                                              ----------------------------------
                                              Name:  Angela Blattels
                                              Its:   Senior Vice President

                                     "COMPANY"

                                     VOICECOM TELECOMMUNICATIONS,
                                     LLC


                                     By:          /s/Jeffrey A. Allred
                                              ----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   Chief Executive Officer

                                     "SELLERS"

                                     PTEK HOLDINGS, INC.


                                     By:          /s/Jeffrey A. Allred
                                              ----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   President

                                     PREMIERE COMMUNICATIONS, INC.


                                     By:          /s/Jeffrey A. Allred
                                              ----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   Chief Executive Officer

                                     VOICE-TEL ENTERPRISES, LLC,
                                     formerly known as
                                     Voice-Tel Enterprises, Inc.


                                     By:          /s/Jeffrey A. Allred
                                              ----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   Chief Executive Officer

                                     VOICE-TEL OF CANADA LTD.


                                     By:          /s/Jeffrey A. Allred
                                              ----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   Chief Executive Officer

                                     INTELLIVOICE COMMUNICATIONS,
                                     LLC, formerly known as
                                     Intellivoice Communications, Inc.


                                     By:          /s/Jeffrey A. Allred
                                             -----------------------------------
                                              Name:  Jeffrey A. Allred
                                              Its:   Chief Executive Officer

Pursuant to Item 601(b)(2) of Regulation S-K, the filing of this Membership Interests Purchase Agreement omits the following exhibits and schedules (unless otherwise indicated). The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. Capitalized terms used in the following lists are defined in the Membership Interests Purchase Agreement.

     LIST OF EXHIBITS TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

          Exhibit A......................Form of Voicecom Telecommunications,
                                         LLC Limited Liability Company
                                         Agreement by PCI, ICI and VEI
          Exhibit B......................Form of Operating Agreement by PCI
                                         with each of ICI and VEI
          Exhibit C*.....................Form of Asset Purchase Agreement by
                                         VCL and the Company
          Exhibit D*.....................Form of Contribution Agreement by
                                         PTEK, PCI, VEI, ICI and the Company
          Exhibit E......................Estimate of Contributed Assets and
                                         Assumed Liabilities and estimated
                                         Closing Date Statement

*--Filed herewith.

     LIST OF SCHEDULES TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

          Schedule 1.1(a)................Products and Services
          Schedule 1.1(aa)...............Software License Agreements with respect to software that is an Excluded
                                         Asset
          Schedule 1.1(b)................Excluded Contracts
          Schedule 1.1(c)................Knowledge (Sellers)
          Schedule 1.1(d)................Knowledge (Buyers)
          Schedule 1.1(e)................Permitted Encumbrances
          Schedule 1.1(f)................Products
          Schedule 2.2(e)................Form of Purchase and Sale Agreement
                                         for Included Owned Real Property
          Schedule 3.5(a)(i).............PCI Regulated Assets
          Schedule 3.5(a)(ii)............PCI Liabilities
          Schedule 4.1...................Organization and Related Matters
          Schedule 4.4...................Conflicts
          Schedule 4.5...................Additional Liabilities
          Schedule 4.7...................Legal Proceedings
          Schedule 4.8...................Approvals and Third-Party Consents
          Schedule 4.9...................Financial Information
          Schedule 4.10(a)...............Properties; Title

          Schedule 4.10(b)...............Condition of Properties
          Schedule 4.11..................Taxes
          Schedule 4.12..................Permits
          Schedule 4.13..................Intercompany Transactions
          Schedule 4.14..................Compliance with Law
          Schedule 4.15..................Brokers and Finders
          Schedule 4.17..................Intellectual Property
          Schedule 4.18..................Material Contracts
          Schedule 4.19..................Absence of Certain Changes and Events
          Schedule 4.21..................Included Owned Real Property and
                                         Included Real Property Leases
          Schedule 4.22..................Customers, Resellers and Suppliers
          Schedule 4.23..................Employment Matters
          Schedule 4.24..................Employee Benefit Plans
          Schedule 4.26..................Insurance
          Schedule 5.4...................Buyer Approvals and Third Party
                                         Consents
          Schedule 6.6(a)................Transferred Employees
          Schedule 6.8...................Covenants Not to Compete and Not to
                                         Solicit
          Schedule 6.13..................Licensed Premises

                                                                       EXHIBIT C

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of the
                                     ---------                             -----
day of March , 2002 by and between Voicecom Telecommunications, LLC, a Delaware limited liability company ("Purchaser") and Voice-Tel of Canada Ltd., a Canadian
                            ---------
corporation ("Seller").
              -----

     WHEREAS, PTEK Holdings, Inc., a Georgia corporation and the sole shareholder of the Seller ("PTEK"), proposes to sell its Voicecom operating
                            ----
unit, which is engaged in the development, marketing, distribution, sale and support of hosted voice mail, network voice messaging, long-distance calling card and inbound interactive voice response customer management services in the United States and Canada (the "Business") to Voicecom Telecommunications, Inc.,
                               --------
a Delaware corporation and an affiliate of Gores Technology Group ("VTI"),
                                                                    ---
pursuant to that certain Membership Interests Purchase Agreement (the "Purchase
                                                                       --------
Agreement") by and among PTEK, Premiere Communications, Inc., a Florida
---------
corporation ("PCI"), Seller, Intellivoice Communications, Inc., a Delaware
              ---
corporation ("ICI"), Voice-Tel Enterprises, Inc., a Delaware corporation
              ---
("VEI"), Purchaser and VTI;
  ---

     WHEREAS, the Purchase Agreement contemplates that, prior to the closing of the transactions contemplated thereby, Seller will sell to Purchaser, and Purchaser will acquire, all assets held by Seller used in the operation of the Business, other than VCL Excluded Assets, and Seller will assign, and Purchaser will assume, certain liabilities of Seller, each as more particularly described below and in the Schedules to this Agreement;

     WHEREAS, pursuant to that certain Contribution Agreement, dated as of the date hereof, by and among each of PTEK, PCI, ICI, VEI and Purchaser (the "Contribution Agreement"), PTEK, PCI, ICI and VEI shall transfer to Purchaser,
 ----------------------
immediately prior to the consummation of the Transaction contemplated under the Purchase Agreement, the assets and related liabilities of the Business other than the Excluded Assets and PCI Regulated Assets; and

     WHEREAS, Purchaser wishes to purchase from Seller, and Seller is willing to sell to Purchaser, all of the assets of Seller constituting used in or related to the Business, and Purchaser wishes to assume from Seller, and Seller is willing to assign to Purchaser, only those liabilities of Seller that are Assumed Liabilities (as defined in the Contribution Agreement), all upon the terms and conditions set forth in this Agreement (the "Acquisition");
                                                       -----------

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

     1.1 Contributed Assets. Subject to the terms and conditions set forth in
         ------------------
this Agreement, at the Effective Time (as defined herein), Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby accepts, purchases, acquires and takes assignment and delivery of, all right, title and interest that Seller possesses and has the right to transfer in, to and under the assets of Seller used or held for use in the Business (the "VCL Assets"), wherever located, and whether real or personal, tangible or intangible, free and clear of all Encumbrances (except for Permitted Encumbrances), except for the Excluded Assets (as defined in the Contribution Agreement).

     1.2 Assumed Liabilities. At the Effective Time, Purchaser hereby expressly
         -------------------
assumes, and agrees to pay, perform or otherwise discharge, as the same shall become due in accordance with their respective terms, the Assumed Liabilities of Seller (the "VCL Liabilities") existing on or arising after the Closing Date, but the Purchaser shall assume no Excluded Liabilities (as defined in the Contribution Agreement) of Seller.

                                   ARTICLE II

                             PURCHASE PRICE; CLOSING

     2.1 Purchase Price. Purchaser shall execute and deliver a promissory note
         --------------
to PTEK (the "Note"), in the principal amount of Fifty Thousand Dollars
              ----
($50,000), due in a single installment upon the closing of the transactions contemplated by the Purchase Agreement, and bearing no interest.

     2.2 Closing. The consummation of the transactions contemplated in this
         -------
Agreement (the "Closing") will take place at the offices of Kilpatrick Stockton
                -------
LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, United States at 10:00
a.m., Atlanta, Georgia time, on March      , 2002 (the "Closing Date") or at
                                      -----             ------------
such other place and time as the parties mutually agree.

     2.3 Closing Deliveries of Seller. At the Closing, the Seller is delivering
         ----------------------------
the following documents, or is causing the following documents to be delivered, to Purchaser:

     (a) an executed Bill of Sale and Assignment transferring title to the VCL Assets in the form attached hereto as Exhibit A; and
                                                ---------

     (b) an executed Assignment and Assumption of Assumed Liabilities whereby Seller will assign, and Purchaser will assume, the VCL Liabilities in the form attached hereto as Exhibit B; and
                                      ---------

     (c) an executed grant deed and other instruments of conveyance required to vest in the Company good title to the VCL Assets.

     2.4 Closing Deliveries of Purchaser. At the Closing, the Purchaser is
         -------------------------------
delivering the following documents, or is causing the following documents to be delivered, to Seller:

     (a)  an executed Note;

     (b) an executed Bill of Sale and Assignment in the form attached hereto as Exhibit A; and
          ---------

     (c) an executed Assignment and Assumption of Assumed Liabilities in the form attached hereto as Exhibit B.
                                  ---------

     2.5 Effective Time. This Agreement shall be deemed effective (the
         --------------
"Effective Time") immediately prior to the consummation of the initial Closing
 --------------
contemplated by the Purchase Agreement; provided, however, in the event that the transactions contemplated by the Purchase Agreement are not consummated, this Agreement shall be null and void.

                                   ARTICLE III

                               CERTAIN DEFINITIONS

     3.1 Definitions. Capitalized terms not otherwise defined in this Agreement
         -----------
shall have the meanings assigned to them in the Purchase Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Amendment; Waivers. This Agreement may not be amended, modified or
        -------------------
supplemented unless such amendment is in writing and duly executed by the parties.

     4.2 Counterparts. This Agreement may be executed simultaneously in
         ------------

counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.3 Headings. The headings preceding the text of Articles and Sections of
         --------
this Agreement are for reference only and shall not be deemed part of this Agreement.

     4.4 Applicable Law; Forum. This Agreement shall be governed by and
         --------------
construed and enforced in accordance with the laws of the State of Delaware, applicable to contracts executed in and performed entirely within that state.

     4.5 Severability. Whenever possible each provision and term of this
         ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, or determined to be void or unenforceable for any reason, then such provision or term shall be ineffective only to the extent of such prohibition, invalidity or unenforceability, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement, and the prohibited, invalid or unenforceable provision shall be modified to the minimum extent necessary to make it permissible, valid and enforceable, unless the result of any such invalidity or unenforceability shall be to cause a material failure of consideration to the party seeking to sustain the validity or enforceability of the subject provision.

     4.6 Remedies. Any dispute or claim arising out of or related to this
         --------
Agreement shall be governed by the terms, conditions and provisions of the Purchase Agreement.

     4.7 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE SELLER MAKES NO
         --------------------------------------------
REPRESENTATION OR WARRANTY TO THE PURCHASER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE VCL ASSETS), LIABILITIES (INCLUDING, WITHOUT LIMITATION, THE VCL LIABILITIES) OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE VCL ASSETS ON AN "AS-IS, WHERE-IS" BASIS.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed and caused this Agreement to be executed and delivered on the date first above written.

                                            VOICECOM TELECOMMUNICATIONS, LLC


                                            By:
                                               ---------------------------------
                                               Name:  Jeffrey A. Allred
                                               Title:  Chief Executive Officer


                                            VOICE-TEL OF CANADA LTD.


                                            By:
                                               ---------------------------------
                                               Name:  Jeffrey A. Allred
                                               Title:  Chief Executive Officer

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

     THIS BILL OF SALE AND ASSIGNMENT is executed and delivered as of March
     , 2002 by and between Voicecom Telecommunications, LLC, a Delaware limited
-----
liability company ("Purchaser") and Voice-Tel of Canada Ltd., a Canadian
                    ---------
corporation  ("Seller").
               ------
                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of
March      , 2002 between Purchaser and Seller (the "Asset Purchase Agreement"),
      -----                                          ------------------------
Purchaser has agreed to purchase, and Seller has agreed to sell, convey, transfer and assign, all of the assets, tangible and intangible, owned by Seller and associated with or used in the Business; and

     WHEREAS, the parties now desire to carry out the intent and purpose of the Asset Purchase Agreement by Seller's execution and delivery to Purchaser of this Bill of Sale and Assignment, evidencing the vesting in Purchaser of all the assets of Seller hereafter described;

     NOW, THEREFORE, for and in consideration of the premises and the considerations provided in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. Terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Asset Purchase Agreement, unless the context requires otherwise.

     2. Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby accepts, purchases, acquires and takes
assignment and delivery of as of March      , 2002, all right, title and
                                       -----
interest in, to and under the VCL Assets, free and clear of all Encumbrances (except for Permitted Encumbrances)

     TO HAVE AND TO HOLD all the VCL Assets unto Purchaser for its own use and behalf forever, free and clear of all claims, liens, charges, and encumbrances whatsoever.

     3. Notwithstanding the foregoing, the Purchaser is not acquiring, and Seller is retaining, all right, title and interest in and to, the Excluded Assets, which shall not be transferred to the Purchaser under this Bill of Sale and Assignment:

     4. Seller hereby constitutes and appoints Purchaser as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's name and stead, by, on behalf of, and for the benefit of Purchaser, to demand and receive any and all of the rights, titles, interests, assets and properties transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller's name or otherwise, at the expense and for the benefit of Purchaser, any and all proceedings at law, in

                                     C-A-1
equity or otherwise, which Purchaser may deem proper for the collection or reduction to possession of any of the VCL Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned, and delivered, or intended so to be, and to do all acts and things in relation to the VCL Assets which Purchaser deems desirable. Seller hereby declares that the foregoing powers are coupled with an interest and are and will be irrevocable by Seller in any manner or for any reason whatsoever.

     5. Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances, and assurances as may be necessary or convenient to procure for Purchaser, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the VCL Assets, as Purchaser from time to time reasonably requires.

     6. This Bill of Sale and Assignment will be binding from and after its execution upon Purchaser and Seller and their respective successors and assigns.

     7. This Bill of Sale and Assignment will be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     8. Any representations and warranties contained in or made pursuant to this Bill of Sale and Assignment will expire at Closing.

                         [signatures on following page]

                                     C-A-2

     IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment to be executed by their duly authorized officers, as of the date and year first above written.

                                   PURCHASER:

                                   Voicecom Telecommunications, LLC


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

                                   SELLER:

                                   Voice-Tel of Canada, Ltd.


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

                                     C-A-3

                                    EXHIBIT B

                ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES

          THIS ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES is executed and
delivered as of March      , 2002 by and between Voicecom Telecommunications,
                      -----
LLC, a Delaware limited liability company ("Purchaser") and Voice-Tel of Canada
                                            ---------
Ltd., a Canadian corporation ("Seller").
                               ------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as
of March      , 2002 between Purchaser and Seller (the "Asset Purchase
         -----                                          --------------
Agreement"), Purchaser has agreed to purchase, and Seller has agreed to sell,
---------
convey, transfer and assign, these assets, tangible and intangible, owned by Seller and associated with or used in the Business; and

          WHEREAS, all of the instruments, documents and agreements required to be executed and delivered in order to consummate the transactions provided in the Asset Purchase Agreement are being executed and delivered by and to the respective parties to the Asset Purchase Agreement concurrently herewith.

          NOW, THEREFORE, in consideration of the premises and the transfer by Seller concurrently herewith of all of the VCL Assets, in accordance with and pursuant to the Asset Purchase Agreement, Purchaser hereby agrees as follows:

     1. Terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Asset Purchase Agreement, unless the context requires otherwise.

     2. Purchaser hereby expressly assumes, and agrees to pay, perform or otherwise discharge, as the same shall become due in accordance with their respective terms, the VCL Liabilities.

     3. Purchaser further covenants and agrees with Seller that Purchaser will do, execute and deliver, or cause to be done, executed and delivered, all such further instruments, documents, agreements and assurances as may be reasonably requested by Seller, which may be necessary in order to evidence and provide for the specific assumption by Purchaser of any one or more of the VCL Liabilities.

     4. This Assignment and Assumption of Assumed Liabilities will be binding from and after its execution upon Purchaser, Seller, and their respective successors and assigns.

     5. This Assignment and Assumption of Assumed Liabilities will be governed by and construed in accordance with the laws of the State of Delaware.

                                     C-B-1

     6. Any representations and warranties contained in or made pursuant to this Assignment and Assumption of Assumed Liabilities will expire at Closing.

                         [Signatures on following page]

                                     C-B-2

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Assumed Liabilities to be executed by their duly authorized officers, as of the date and year first above written.

                                   PURCHASER:

                                   Voicecom Telecommunications, LLC


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                   SELLER:

                                   Voice-Tel of Canada, Ltd.


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

                                     C-B-3

                                                                       EXHIBIT D

                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (this "Agreement") dated as of March 25, 2002
                                        ---------
is entered into by and among PTEK Holdings, Inc., a Georgia corporation ("PTEK"), Premiere Communications, Inc., a Florida corporation and a wholly
  ----
owned subsidiary of PTEK ("PCI"), Intellivoice Communications, LLC, a Delaware
                           ---
limited liability company and a wholly owned subsidiary of PCI ("ICI"), formerly
                                                                 ---
known as Intellivoice Communications, Inc., Voice-Tel Enterprises, LLC, a Delaware limited liability company and wholly-owned subsidiary of PCI ("VEI"), formerly known as Voice-Tel Enterprises, Inc., (VEI, PTEK, PCI and ICI are each a "Seller" and collectively, the "Sellers"), and Voicecom Telecommunications,
   ------                         -------
LLC, a Delaware limited liability company (the "Company").
                                                -------

                                 R E C I T A L S
                                 - - - - - - - -

     A. The Company was formed under the laws of the State of Delaware on February 22, 2002.

     B. PTEK desires to contribute certain assets and certain liabilities to PCI as a contribution to the capital of PCI, which contribution PTEK shall make by direct transfer of such assets and liabilities to the Company.

     C. Sellers desire to contribute certain assets and certain liabilities to the Company in exchange for the issuance to Sellers of the membership interests in the Company (the "Membership Interests") on the terms and subject to the
                     --------------------
conditions of this Agreement. The Membership Interests are the membership interests referred to as the Membership Interests in the Membership Interests Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, by
                         ------------------
and among the Company, the Sellers, Voice-Tel of Canada, Ltd. and Voicecom Telecommunications, Inc. ("Buyer").
                           -----

     D. Simultaneously with the consummation of the transactions contemplated hereby, the Company shall acquire the assets of and assume certain scheduled liabilities of Voice-Tel of Canada, Ltd.

     E. Immediately following the consummation of the transactions contemplated hereby, Sellers intend to sell the Membership Interests to Buyer pursuant to the terms of the Purchase Agreement.

     F. Capitalized terms used herein without definition shall have the same meanings as in the Purchase Agreement.

                                A G R E E M E N T
                                - - - - - - - - -

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Effective Time. This Agreement shall be deemed effective (the "Effective
        --------------                                                 ---------
Time") immediately prior to the consummation of the initial Closing contemplated
----
by the Purchase Agreement; provided, however, in the event that the transactions contemplated by the Purchase Agreement are not consummated, this Agreement shall be null and void.

     2.1 Contribution of Assets. At the Effective Time, each of the Sellers
         ----------------------
hereby contributes, assigns, transfers and conveys to the Company, free and clear of all Encumbrances, other than Permitted Encumbrances, and the Company hereby accepts and assumes, all of the right, title and interest that each of such Sellers possesses and has the right to transfer in and to the Contribution Agreement Assets and the Business. The parties acknowledge that the contribution of PTEK pursuant to the preceding sentence shall be on behalf of and for the account of PCI. Notwithstanding the foregoing, the Contribution Agreement Assets shall not in any event include any of the Excluded Assets or any of the PCI Regulated Assets and all right, title and interest in and to the Excluded Assets and PCI Regulated Assets shall be retained by each respective Seller. The "Contribution Agreement Assets" shall consist of each Seller's right, title and
 -----------------------------
interest in and to all of the following:

                    (a) All FF&E used in the Business, including without limitation as set forth on Schedule 2.1(a) hereto;
                                     ---------------

                    (b) All Receivables;

                    (c) All Contracts of the Business, including the Material Contracts listed on Schedule 4.18 to the Purchase Agreement, hereto, other than the Excluded Contracts, and all rights and claims against others under such Contracts;

                    (d) The Included Real Property Leases and the Included Owned Real Property;

                    (e) All patents, trademarks and service marks (whether registered or unregistered) of the Business, including without limitation the patents, trademarks and service marks set forth on
          Schedule 4.17 of the Purchase Agreement;
          -------------

                    (f) All other Proprietary Information, Trade Secrets, and Intellectual Property of Sellers used in or related to the Business, including without limitation the Intellectual Property described on
          Schedule 4.17 of the Purchase Agreement, except for the Intellectual
          -------------
          Property which is licensed by any Seller from a third party (other than an Affiliate of PTEK), which license shall be assigned to and assumed by the Company;

                    (g) All design tools, order management and other management tools, manufacturing tools and test equipment, including laboratory testing equipment of Sellers, used in or related to the Business, whether located at the facilities of any Seller or the facilities of a third party, including without limitation as set forth on Schedule
                                                                    --------
          2.1(g);
          ------

                    (h) All Seller Advance Payments;

                    (i) All Books and Records;

                    (j) The Permits used in or related to the Business (other than permits that are PCI Regulated Assets, (the "Telco Permits")), but only to the extent that their transfer is permitted by applicable Law;

                    (k) All guarantees, warranties, indemnities and similar rights in favor of each Seller with respect to the Business or any of the Contribution Agreement Assets;

                    (l) All telephone and facsimile numbers and post office boxes of Sellers used in or related to the Business and the bank accounts used primarily in the Business (including without limitation those bank accounts as set forth on Schedule 2.1(1), but excluding
                                              ---------------
          those accounts that are Excluded Assets;

                    (m) All Sellers' domain names and Internet addresses set forth on Schedule 2.1(m), and content with respect to internet
                   ---------------
          websites used in or related to the Business, including such content in its electronic form; and

                    (n) All other intangible personal property of Sellers used in or related to the Business and all goodwill of the Business (or, in the case of PTEK, primarily used in or related to the Business).

     2.2 Excluded Assets. Notwithstanding the foregoing Section 2.1, the
         ---------------
Contribution Agreement Assets shall not in any event include any of the Excluded Assets or any of the PCI Regulated Assets and all right, title and interest in and to the Excluded Assets and PCI Regulated Assets shall be retained by each respective Seller. The "Excluded Assets" shall consist of the following:
                        ---------------

                    (a) Each Seller's rights, titles and interests under or related to this Agreement or any other document or agreement delivered to or received by Sellers in connection herewith;

                    (b) The Excluded Contracts, including those listed on
          Schedule 1.1(b) to the Purchase Agreement;

                    (c) All real property Leases, other than the Included Real Property Leases;

                    (d) All assets and property, tangible and intangible, real or personal, of each Seller that are not used in or related to the Business;

                    (e) Cash and cash equivalents and short-term investments, including without limitation, cash, securities, investments of Sellers in mutual funds, treasury funds, money market funds, certificates of deposit and other similar investment instruments (whether negotiable or non-negotiable), owned by any Seller on the Closing Date, and earnings thereon, all calculated in accordance with GAAP, and whether or not generated by the operation of the Business;

                    (f) The corporate seals, minutes books, stock books, blank share certificates, Tax returns and other records relating to the corporate organization or tax reporting of the Sellers;

                    (g) All personnel records and other records that Sellers are required by law to retain in its possession, provided, that the Company shall be provided copies upon its reasonable request;

                    (h) All claims for refunds of Taxes and other governmental charges of whatever nature relating to time periods prior to the Closing;

                    (i) All assets and property, tangible and intangible, real or personal, of Sellers located in New Zealand or Australia (collectively, the "Australian Operations"), but the Intellectual
                              ---------------------
          Property used in the Australian Operations shall be a Contribution Agreement Asset, regardless of where domiciled;

                    (j) All FF&E not primarily used in the operation of the Business situated on floors other than floors 3, 5, and 6 that is being subleased to the Company of PTEK's corporate headquarters at The Lenox Building, 3399 Peachtree Road NE, Suite 600, Atlanta, GA 30326, all as listed and described on Schedule 2.2(k) items 10, 11 and 13 and
                                         ---------------

                    (k) Such other rights, assets and properties listed in
          Schedule 2.2(k).
          ---------------

     3.1 Assumption of Liabilities. At the Effective Time, each of the Sellers
         -------------------------
hereby contribute, assign, transfer and convey to the Company, and the Company hereby accepts and assumes and becomes responsible for and agrees to perform and satisfy, the Assumed Liabilities of such Seller existing on or arising after the Closing Date. The "Assumed Liabilities" shall consist of the following:
                   -------------------

                    (a) The liabilities of the type listed and described on the
          Schedule 3.1(a), to the extent used in the computation of the Closing
          ---------------
          Date Net Assets, and the Capital Leases listed and described on
          Schedule 3.1(a);
          ---------------

                    (b) Each Seller's obligations to customers after the Closing Date arising from the operation of the Business on or prior to the Closing Date, but not including (i) any liability, obligation or commitment of any Seller for any breach thereof by any Seller or a predecessor-in-interest occurring prior to, on or after the Closing Date, or (ii) liabilities as of the Closing Date of the type required by GAAP to be reflected on the Final Closing Statement for future performance of such obligations in excess of the amount with respect thereto as reflected on the Final Closing Statement; and

                    (c) Liabilities, obligations and commitments incurred in the operation of the Business on and after the Closing Date, and liabilities, obligations and commitments arising out of the Material Contracts and all other Contracts (other than the Excluded Contracts) or the Included Real Property Leases, but not including (i) any liability, obligation or commitment of any Seller for any breach thereof by any Seller or a predecessor-in-interest occurring prior to, on or after the Closing Date, or (ii) liabilities as of the Closing Date of the type required by GAAP to be reflected on the Final Closing Statement for future performance under the Contracts that are in excess of the amount thereof that is reflected on the Final Closing Statement;

     3.2 Excluded Liabilities. Except as specified in Section 3.1, neither the
         --------------------                         -----------
Company nor the Buyer shall assume any liabilities, obligations or commitments of any Seller or any other Person, whether arising before, on or after the Closing Date or the Final Closing Date, whether fixed, contingent, liquidated, unliquidated, known or unknown, and all such liabilities, obligations and commitments (the "Excluded Liabilities") shall remain the exclusive liabilities,
                  --------------------
obligations and commitments of each respective Seller. As between the Company and Sellers, Sellers shall be responsible for the payment, performance or discharge of all of the Excluded Liabilities. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary that may be construed from the use of general language in the Contribution Agreements or in this Agreement or any Ancillary Agreement, the Excluded Liabilities shall consist of, without limitation:

          (a) All Taxes and deferred Tax liabilities of each Seller, and all Taxes of the Company, and all pay phones provider surcharges, arising from the conduct of the Business prior to the Closing;

          (b) All liabilities and obligations arising under the Contracts or otherwise with respect to events and periods prior to the Closing Date, unless accrued for on the Final Closing Statement;

          (c) All liabilities and obligations arising out of the Excluded Contracts;

          (d) All liabilities and obligations in respect of benefits under the Employee Benefit Plans, unless accrued for on the Final Closing Statement (but the Company in no event shall assume liabilities under any equity incentive or phantom stock plan of Sellers);

          (e) All liabilities and obligations arising out of any real property Leases, other than the Included Real Property Leases;

          (f) All liabilities arising in connection with any Action, private or public, whether instituted or threatened prior to or after the Closing, arising out of conduct of the Business prior to and including the Closing Date;

          (g) Any obligation or liability for severance, retention, change of control bonus or other compensation or for Losses arising as a result of or in connection with the consummation of the Transaction (either alone or in conjunction with another event, such as a termination of employment or a Contract), except with respect to Transferred Employees to the extent such liabilities arise after the Closing Date (and are not retention or change of control payments incurred in whole or in part by Seller);

          (h) All liabilities in respect of Transferred Employees incurred or arising prior to the Closing, except liabilities accrued for on the Final Closing Statement;

          (i) All liabilities in respect of employment of any Person other than Transferred Employees;

          (j) Any obligation or liability incurred by any Seller or its Affiliates to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement;

          (k) Any liabilities arising out of the manufacturing or sale of Products by the Business on or prior to the Closing, in excess of any reserve for product warranty used to compute the Closing Date Net Assets;

          (l) Any obligation or liability arising out of or related to any Seller's ownership or leasehold interest in any real property used in the Business other than with respect to the Included Real Property Leases and the Included Owned Real Property;

          (m) All liabilities and obligations arising, by operation of law or otherwise, from the operation of the Business by each Seller for the periods prior to and including the Closing Date, except as described in Section 3.1;
                                                                -----------

          (n) All liabilities constituting bank overdrafts and the liabilities with respect to held checks;

          (o) The liabilities arising out of or related to the Australian Operations;

          (p) All liabilities of a Seller to PTEK or one of its Affiliates;

          (q) The liabilities of PCI that are not Assumed Liabilities or PCI Liabilities;

          (r) Any liabilities arising from any failure of PTEK or Sellers to comply with any applicable bulk sale or transfer Law in connection with the Transaction; and

          (s) For purposes of clarification, those liabilities listed on
Schedule 3.2, to the extent that such liabilities arise from the operation of
------------
the Business by each Seller for the periods prior to and including the Closing Date.

     4. Issuance of the Membership Interests. In consideration of the assignment
        ------------------------------------
of the Contribution Agreement Assets to the Company by Sellers and the assumption by the Company of the Assumed Liabilities, at the Effective Time, the Company shall issue to each Seller its respective share of the Membership Interests, as set forth on Schedule 4 hereto. The Company shall issue to PCI the
                           ----------
Membership Interest attributable to the assignment of the Contribution Agreement Assets by PTEK and the assumption of the Assumed Liabilities of PTEK.

     5. Remedies. Any dispute or claim arising out of or related to this
        --------
Agreement shall be governed by the terms, conditions and provisions of the Purchase Agreement.

     6. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE SELLERS MAKE NO
        --------------------------------------------
REPRESENTATION OR WARRANTY TO THE COMPANY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THEIR ASSETS (INCLUDING, WITHOUT LIMITATION, THE CONTRIBUTION AGREEMENT ASSETS), LIABILITIES (INCLUDING, WITHOUT LIMITATION, THE ASSUMED LIABILITIES) OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT IT IS ACQUIRING THE CONTRIBUTION AGREEMENT ASSETS ON AN "AS-IS, WHERE-IS" BASIS.

     7. Definitions. Capitalized terms not otherwise defined in this Agreement
        -----------
shall have the meanings assigned to them in the Purchase Agreement.

     8. General Provisions.
        ------------------

          (a) Successors and Assigns. This Agreement will be binding on the
              ----------------------
parties and their respective legal representatives, successors and permitted assigns.

          (b) No Third Party Beneficiaries. Except as may be expressly provided
              ----------------------------
in this Agreement, there shall be no third party beneficiaries.

          (c) No Assignment. Neither this Agreement nor any rights or
              -------------
obligations hereunder are assignable by a party without the prior written consent of the other party.

          (d) Governing Law. This Agreement will be governed by the laws of the
              -------------
State of Delaware without regard to any provisions relating to the conflict of laws.

          (e) Further Assurances. Sellers and the Company, at any time and from
              ------------------
time to time upon the reasonable request of the other party hereto, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to (i) transfer to the Company, or to perfect, record or effect the Company's title to or interest in, the Contribution Agreement Assets, (ii) transfer to the Company, and effect the Company's assumption of, the Assumed Liabilities or (iii) confirm or carry out the purposes and intent of this Agreement. If, at any time after the Effective Time, either party receives any payment, correspondence or other property that is intended for or belongs to the other party, or to which the other party is legally entitled, then the party receiving such payment, correspondence or other property shall hold it in trust and promptly pay over such payment or deliver such correspondence or other property to the other party.

          (f) Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

          (g) Severability. If any provision of this Agreement is held to be
              ------------
unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      SELLERS:

                                  PTEK Holdings, Inc.,
                                  a Georgia corporation

                                  By:
                                           ---------------------------
                                  Name:
                                           ---------------------------
                                  Title:
                                           ---------------------------

                                  Premiere Communications, Inc.,
                                  a Florida corporation

                                  By:
                                           ---------------------------
                                  Name:
                                           ---------------------------
                                  Title:
                                           ---------------------------

                                  Intellivoice Communications, LLC,
                                  a Delaware limited liability company, formerly known as Intellivoice Communications, Inc.

                                  By:
                                           ---------------------------
                                  Name:
                                           ---------------------------
                                  Title:
                                           ---------------------------

                                  Voice-Tel Enterprises, LLC,
                                  a Delaware limited liability company, formerly known as Voice-Tel Enterprises, Inc.

                                  By:
                                           ---------------------------
                                  Name:
                                           ---------------------------
                                  Title:
                                              ------------------------

                                  THE COMPANY:

                                  Voicecom Telecommunications, LLC,
                                  a Delaware limited liability company

                                  By:
                                           ---------------------------
                                  Name:
                                           ---------------------------
                                  Title:
                                           ---------------------------